Exhibit 10.1
PURCHASE AND SALE AGREEMENT

750 Ridder Park Drive, San Jose

This PURCHASE AND SALE AGREEMENT (“Agreement”) is made this 16th day of September, 2013 (“Effective Date”) by and between San Jose Mercury News, LLC, a California limited liability company (“Seller”) and Super Micro Computer, Inc., a Delaware corporation (“Buyer”).
NOW, THEREFORE, in consideration of the mutual promises and covenants herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
Sale and Purchase. Subject to the terms and conditions set forth below, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller the Property described below. The Property shall consist of all of the following:

(i)
all that certain real property situated at 750 Ridder Park Drive and 1611 Schallenberger Road, San Jose, Santa Clara County, California, commonly referred to as Assessor’s Parcel Numbers 237-05-016, 237-05-036 and 237-05-039, containing approximately 35.68 acres of land, more or less, and as more fully described on Exhibit A attached hereto and incorporated herein (the “Land”);

(ii)
the interest of Seller, if any, in all rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals and oil, gas and other hydrocarbon substances on and under the Land (excepting therefrom the hazardous materials and substances referred to in the Subsurface Materials to be cleaned up and remediated by Seller pursuant to the provisions of Section 8.2.1 below); development rights, rights of way; and all other appurtenances used in connection with the beneficial use and enjoyment of the Land (all of which are collectively referred to as the “Appurtenances”);

(iii)
all buildings (“Buildings”) and all structures and improvements situated on the Land (“Improvements”), together with the interest of Seller in all fixtures (except as otherwise provided in Section 1(iv) below) located therein or used in connection with the operation or occupancy thereof, including, without limitation, the HVAC, plumbing, electrical, sprinkler and fire/life safety systems servicing or comprising part of any Buildings and/or Improvements, and cooling system and fire bump booster, along with the diesel tanks and related piping and facilities associated with the fuel station located on the Land, and the truck washing station adjacent thereto. The Land, Appurtenances, Buildings and Improvements are collectively referred to herein as the “Real Property”).

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(iv)
the interest of Seller in the following items of personal property, fixtures and equipment located on the Real Property: (A) one (1) hydraulic waste compactor and bin located at the northern-most area of the dock (it being understood that the other seven waste compactors shall be removed by Seller, at Seller’s sole cost, from the Property on or before December 2, 2013, (B) one McGraw Edison Onan 250 Gen Set, Model No.: 250.ODFM-17R/270M; Serial Number H840722313), (C) UPS system and battery backups (Mitsubishi 9800 A Series UPS with battery backup) located in 3rd Floor UPS Room), (D) PDU-1 and PDU-2 Liebert units in server or computer room on 2nd Floor of Building, (E) fire alarm system (Fire Alarm Control Panel Room – 2nd Floor of Building), (F) fire extinguishers, (G) all non-equipment voice, data and network cabling (it being understood and agreed that Seller will not cut or sever any wires or cables when it disconnects the cabling from Seller’s servers), (H) shrink wrap machines in packaging warehouse portion of the Real Property (collectively, the “Equipment”); provided, however, the term “Equipment” shall not include any personal property, furniture, furnishings, trade fixtures or equipment of Seller unless expressly included in Section 1(iii) above or included in clauses (A) – (H) of this Section 1(iv) above and the terms “Real Property”, “Improvements” and “Equipment” shall not include any of the items referred to on Schedule 1 attached hereto, which items referred to on such Schedule 1 shall be removed, or caused to be removed, from the Property by Seller, at Seller’s sole cost and expense, on or before the expiration or earlier termination of the Lease described in Section 4 (except that the materials and equipment stored on certain portions of the Real Property by Bay Cities pursuant to the License Agreement referred to in Section 8.1 below shall be removed, or caused to be removed, by Seller at no cost to Buyer, not later than the Closing Date, as defined below). In connection with the removal of the printing presses referred to on Schedule 1 attached hereto, Seller shall construct a pathway through a portion of the warehouse in which such printing presses are located leading to the roll up doors to accommodate the removal of the printing presses and such pathway shall be in the location identified on Schedule 1A attached hereto;

(v)
the interest of Seller, if any, to the extent transferable, in (A) governmental approvals, licenses, permits, entitlements and development rights relating to the use and operation of the Real Property, or applicable portion thereof, including without limitation permits and approvals associated with the operation of the fuel station located on the Land, (B)warranties and guaranties received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with the construction, repairs or alteration of the Equipment, Buildings and/or Improvements, or applicable part thereof, (C) all claims and indemnity and/or contribution rights related to or affecting the Real Property, Buildings, Improvements and/or Equipment and (D) all plans, drawings and specifications for the Buildings and Improvements, and all architectural, structural, mechanical, electrical, and landscaping plans and specifications, surveys and engineering studies and reports relating to the Real Property and/or Buildings, Improvements and/or Equipment, or applicable part thereof; and

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(vi)
the interest of Seller in and under that certain Communications Site Lease Agreement dated as of May 8, 1996, originally by and between San Jose Mercury News, Inc., as Lessor, and Pacific Bell Mobile Services (now T-Mobile), as Lessee (the “Cell Tower Lease”).

2.	Purchase Price. The purchase price to be paid by Buyer to Seller for the Property shall be THIRTY MILLION FIVE HUNDRED THOUSAND DOLLARS ($30,500,000.00) (“Purchase Price”).

2.1.
Not later than three (3) business days following the execution of this Agreement by Seller and Buyer and the opening of Escrow (as defined in Section 2.4, below), Buyer shall deposit One Million Dollars ($1,000,000.00) (“Deposit”) into the Escrow, which shall be held by Fidelity National Title Company, 2099 Gateway Place, Suite 100, San Jose, CA 95110, Attn: Melissa Tousley (“Escrow Agent” and “Title Company”).

2.2.
Upon the expiration of the Inspection Period (as defined in Section 7.1), below), and provided this Agreement is not terminated or deemed terminated in accordance with the terms of Section 7.5 on or before the expiration of the Inspection Period, and Seller is not otherwise in default under this Agreement, the Deposit shall become non-refundable to Buyer in the event of its material default under this Agreement and failure to cure such material default within two (2)two (2) business days following Buyer’s receipt from Seller of written notice of such default. In the event this Agreement terminates prior to the Closing hereunder for any reason other than due to a material default by Buyer, then the Deposit (less the Independent Contract Consideration referred to below) shall be promptly returned to Buyer.

2.3.
The Deposit shall be credited to Buyer at Closing (as defined in Section 3.1) and will become part of the Purchase Price. In the event of default hereunder by Buyer or Seller, the Deposit shall be applied as provided herein. Buyer's timely delivery of the Deposit to Escrow Agent, as prescribed in this Section 2, is a condition precedent to the effectiveness of this Agreement and Seller's obligations hereunder.

2.4.
At the Closing, the balance of the Purchase Price for the Property shall be paid to and received by Seller (less Seller’s share of closing costs and prorations as provided below) through the escrow (“Escrow”) opened by the Escrow Agent in connection with this Agreement.

3.	Closing and Closing Costs.

3.1.
The closing and settlement of this transaction (“Closing”) shall occur on Friday, October 18, 2013 or an earlier date mutually agreed to by the parties (“Closing Date”). Closing shall be held by Escrow through the Escrow Agent. The parties acknowledge and agree that time is of the essence in the performance of their obligations and Closing hereunder.

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3.2.
Notwithstanding anything to the contrary set forth herein, Buyer acknowledges that this Agreement does not contain any financing contingency, either expressed or implied, and neither this Agreement nor any of its terms or Buyer's obligations hereunder shall be subject to or conditioned upon Buyer's ability to obtain a mortgage, other financing or a commitment for its acquisition of the Property.

3.3.
Seller shall pay one hundred percent (100%) of the County documentary transfer taxes incurred in connection with the conveyance of the Real Property by Seller to Buyer. Buyer and Seller shall each pay one-half of the City of San Jose transfer or conveyance taxes incurred in connection with the conveyance of the Real Property by Seller to Buyer. Seller shall pay one hundred percent (100%) of the escrow fees of Escrow Agent. Seller shall pay for the cost of a standard CLTA policy of title insurance and recording fees for the grant deed. Buyer shall pay the incremental increase in cost associated with any ALTA extended coverage policy of title insurance, if obtained by Buyer as of the Closing, and the cost of title endorsements requested by Buyer. Each party shall pay its own attorney's fees except as provided in Section 24 below. Any other costs or charges shall be allocated in accordance with the closing customs for Santa Clara County as determined by Title Company.

4.
Leaseback. At Closing, Seller, as tenant, shall lease back the Property from Buyer, as landlord (“Leaseback”) pursuant to a definitive lease agreement substantially identical to the lease form attached hereto as Exhibit B (“Lease”). The parties shall execute the Lease, which shall be made effective as of the Closing Date, on or before the expiration of the Inspection Period and shall deliver two (2) fully executed originals of the Lease to Escrow Agent to be held in Escrow pending the Closing. The Lease shall only be effective in the event escrow closes hereunder.

5.	Closing Deliveries.

5.1.
By Seller. No later than 1:00 P.M. California time on the date that is two (2) Business Days prior to the Closing Date, Seller shall deliver to Escrow Agent, each of the following items, duly executed, and where appropriate, acknowledged:

5.1.1.
A grant deed for the Property in the form attached hereto as Exhibit C ("Deed") for recordation at Closing. The amount of the documentary transfer tax and City conveyance tax shall not be affixed on the face of the Deed.

5.1.2.	A certificate in the form attached hereto as Exhibit D ("FIRPTA Affidavit") stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980.

5.1.3.	Two (2) original counterparts of the Lease duly executed by Seller as tenant thereunder. A fully executed original of the Lease shall be delivered to Buyer at Closing.

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5.1.4.
A duly executed California Form 593-C or other evidence sufficient to establish that Buyer is not required to withhold any portion of the Purchase Price from Seller pursuant to the California Revenue and Taxation Code ("593-C").

5.1.5.
Two (2) original counterparts of an Assignment of Warranties, Service Contracts and Intangible Property in the form attached hereto as Exhibit E executed by Seller (the “Assignment of Warranties”). A fully executed original of the Assignment of Warranties shall be delivered to Buyer at Closing.

5.1.6.
Two (2) original counterparts of an Assignment and Assumption of Cell Tower Lease in the form attached hereto as Exhibit F executed by Seller (the “Assignment of Cell Tower Lease”). A fully executed original of the Assignment of Cell Tower Lease shall be delivered to Buyer at Closing.

5.1.7.
With respect to the tenant under the Cell Tower Lease, a duly executed original of a notice in the form of Exhibit G attached hereto (the “Notice to Cell Tower Tenant”) which Seller shall send or deliver to such tenant at Close of Escrow, informing such tenant of the sale of the Property and of the assignment to Buyer of Seller’s interest in the Cell Tower Lease and directing that all rent and other sums payable under the Cell Tower Lease after the Close of Escrow shall be paid as set forth in the notice.

5.1.8.	A Bill of Sale in the form attached hereto as Exhibit H executed by Seller (the “Bill of Sale”). The original Bill of Sale shall be delivered to Buyer at Closing.

5.1.9.
A settlement statement (the "Settlement Statement"), signed by Seller, which may be delivered to Escrow Agent via facsimile or e-mail at Closing, setting forth prorations, taxes and other monies to be paid by each party at Closing, prepared by Escrow Agent in form and substance satisfactory to the parties hereto.

5.1.10.
Such other instruments, agreements or other documents as may be necessary in order to effectuate any of the provisions of this Agreement, or as reasonably requested by Title Company to consummate the transactions contemplated herein, or to conform to any of the provisions of this Agreement (including, without limitation, the Title Company’s customary owner’s affidavit necessary for the issuance of the Title Policy (as defined below) to Buyer) reasonably necessary or advisable to effect the valid consummation of the transaction evidenced by this Agreement .

5.2.
By Buyer. Not later than 1:00 P.M. California time on the date that is one (1) Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2(b) above), Buyer shall deliver to Escrow Agent (for disbursement to Seller upon the Closing) the following items:

5.2.1.	The Purchase Price in the manner described in Section 2 hereof, and Buyer's share of all Closing costs and prorations.

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5.2.2.	Two (2) original counterparts of the Lease duly executed by Buyer as landlord thereunder.

5.2.3.	Two (2) original counterparts of the Assignment of Warranties duly executed by Buyer.

5.2.4.	Two (2) original counterparts of the Assignment of Cell Tower Lease duly executed by Buyer.

5.2.5.	A counterpart of the Settlement Statement, signed by Buyer, which may be delivered to Escrow Agent via facsimile or e-mail at Closing.

5.2.6.	A Preliminary Change In Ownership Report ("PCOR") in the form required by Santa Clara County.

5.2.7.
Such other instruments, agreements or other documents as may be necessary in order to effectuate any of the provisions of this Agreement, or as reasonably requested by the Title Company to consummate the transactions contemplated herein, or to confirm any of the provisions of this Agreement.

6.	Condition of Title

6.1.
At Closing, Seller shall convey and transfer to Buyer such title to the Property as will enable the Title Company to issue to Buyer, at Seller's expense, a standard CLTA Owner's Policy of Title Insurance covering the Property (the "Title Policy”), in the full amount of the Purchase Price, subject only to the Permitted Exceptions (as hereinafter defined).

6.2.
Within three (3) Business Days of the Effective Date, Seller shall, at its sole cost and expense, order a current title commitment and copies of all exceptions referred to therein (collectively, “Title Report") from Title Company. Buyer shall examine the Title Report and the exceptions to title listed therein, as well as all underlying title documents, and any survey that Buyer elects to obtain, at Buyer’s expense, with respect to the Real Property ("Survey"), and shall, no later than Friday, September 20, 2013, notify Seller in writing ("Title Objection Notice") of any easement, right-of-way, encroachment, conflict, protrusion or other matter affecting the Property which is shown on a Survey, and of any exceptions which appear in the Title Report (other than the Permitted Exceptions, as defined below) that are unacceptable to Buyer in its sole and absolute discretion (collectively, "Title Objections"), and Buyer shall state in the Title Objection Notice which, if any, of the objectionable matters may be cured by Seller obtaining, at Seller's expense, an endorsement to Buyer's Title Policy issued at Closing, and any lender's title insurance policy issued to Buyer's lender at Closing, deleting such matter as an exception from the policy. Except as otherwise agreed by Seller pursuant to the provisions of this Agreement, Seller shall have no obligations to take any steps, or to bring any action or proceeding, or to otherwise incur any effort or expense whatsoever to

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eliminate or modify any of the Title Objections, except that (i) Seller agrees to remove at Seller's expense at or prior to Closing any deed of trust or mortgage created by Seller (or any affiliate or predecessor of Seller), any mechanic’s and/or materialmen liens and judgment liens and any other monetary lien of an ascertainable amount affecting the Property (other than current real property taxes and assessments, not delinquent, which shall be prorated between the Parties at the Closing, as provided below, unless Seller, as tenant under the Lease is obligated to pay such real property taxes and assessments, in which event Seller shall pay the same to the extent provided in the Lease) (collectively, "Monetary Liens"), whether or not Buyer includes such Monetary Liens among the Title Objections; (ii) Seller shall terminate, or cause to be terminated, all leases and third party occupancy agreements (other than the Cell Tower Lease) affecting the Property, or applicable portion thereof, and cause all tenants, if any, other than the tenant under the Cell Tower Lease, to vacate the Property prior to the Closing hereunder and (iii) Seller shall execute and deliver to Title Company an owner's affidavit and/or indemnity in such form and content as may be requested by Title Company in order to remove from the Title Policy exceptions relating to parties in possession (other than pursuant to the leases delivered to Buyer as part of the Property Information, as defined below) and claims to mechanics liens arising from work performed at the Property other than by or for Buyer. Except as provided above, any title insurance endorsements requested by Buyer, lender's policy of insurance, or the incremental title premium allocable to extended coverage policy (such as an ALTA extended coverage policy) shall be at Buyer's sole cost and expense; however, Buyer's election to obtain any title insurance endorsements requested by Buyer, lender's policy of insurance, ALTA extended coverage policy of title insurance shall not delay the Closing and Buyer's inability to obtain the same shall not be deemed to be a failure of any Buyer's condition to Closing.

6.3.
If Buyer properly delivers a Title Objection Notice as set forth in Section 6.2 above, and Seller does not provide Buyer with written notice of its election to cause all the Buyer's Title Objections to be removed from title to the Property within five (5) business days of Seller's receipt of the Title Objection Notice (the "Objection Cure Period"), then it then it shall be deemed that Seller has elected to not cause all Buyer's Title Objections to be removed from title, except that, in all events, Seller shall remove at Seller's expense all Monetary Liens at or prior to Closing and Seller shall terminate, or cause to be terminated, all leases and third party occupancy agreements (other than the Cell Tower Lease) affecting the Property, or applicable portion thereof, and cause all tenants, if any, other than the tenant under the Cell Tower Lease, to vacate the Property prior to the Closing hereunder. If Seller does not elect, or is deemed to have not elected to remove all the Buyer's Title Objections (other than Monetary Liens, which will be removed by Seller in all events) from title to the Property, then Buyer may either (i) waive its disapproval of any exception Seller has not agreed to eliminate and proceed to Closing in accordance with the terms and conditions of this Agreement without any reduction in the Purchase Price, or (ii) as its sole and exclusive remedy, terminate this Agreement by delivering written notice thereof in writing to Seller on or before the expiration of the Inspection Period, in which event, the Deposit then on hand with the Escrow Agent will

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be returned to Buyer, and neither party shall have any obligations hereunder other than those which, by their express terms, survive such termination.

6.4.
The term "Permitted Exception" means (i) items (other than Monetary Liens) reflected in the Title Report and (a) not objected to by Buyer or (b) waived in writing or deemed waived by Buyer in accordance with Sections 6.2 and 6.3, including any easements, rights of way, encroachments, conflicts, discrepancies, overlapping of improvements, protrusions, liens or encumbrances (other than Monetary Liens), restrictions, conditions, covenants, exceptions or other matters with respect to the Property shown on the Title Report or Survey, if any, objected to by Buyer but which Seller has not elected to eliminate and have been waived in writing or deemed waived by Buyer in accordance with Sections 6.2 and 6.3; (ii) the Title Company's standard printed conditions, exceptions and exclusions (other than exceptions relating to parties in possession [other than pursuant to the Cell Tower Lease delivered to Buyer as part of the Property Information and for the Lease to be entered into between Seller and Buyer] and claims to mechanics and/or materialmen liens arising from work performed at the Property other than by or for Buyer); (iii) liens for real property taxes and assessments not then delinquent (subject to Seller’s obligation to pay such taxes and assessments allocable to the period prior to the Closing hereunder and following the Closing to the extent expressly provided in the Lease); (iv) the Cell Tower Lease) and (v) any matters affecting the condition of title to the Property created by or with the written consent of Buyer, or which otherwise arise from, or are unable to be removed due to, the acts or omissions of a Buyer or its employees, agents, affiliates, consultants, contractors, brokers, investigators or advisors.

6.5.
Nothing contained herein shall be construed as a representation by Seller of the state of title to the Property. Any attempt by Seller to cure a Title Objection shall not be construed as an admission by Seller that such objection is a timely title objection under this Agreement. The parties agree that, without limiting any other provisions of this Agreement, including, without limitation, the Deed, Seller makes no express or implied warranties regarding the condition of title to the Property.

6.6.
If any new or additional items appear of record after the date of the Title Report, the Title Company shall deliver to Buyer a supplemental title report, including copies of all instruments reflected as exceptions in the supplemental title report (collectively, the “Supplemental Report”). Thereafter, the Parties shall comply with the provisions of Sections 6.2 and 6.3, above, except that the time to give a Title Objection Notice for any Supplemental Report shall be three (3) business days after Buyer receives the Supplemental Report and copies of all Exceptions therein, the Objection Cure Period shall be three (3) business days, and Buyer shall have three (3) business days after the Objection Cure Period to notify Seller of its election, if applicable, to waive those new Exceptions to which Buyer has objected and which Seller has not agreed to remove. If necessary, the Closing shall be extended to give each Party the full benefit of such election and decision times.

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7.	Inspection Period.

7.1.
Buyer shall have a period commencing on the Effective Date and ending at 5:00 P.M. California time on Monday, September 30, 2013 (the "Inspection Period") and thereafter prior to the Closing or earlier termination of this Agreement within which to inspect the physical condition of the Property and make such non-invasive engineering, surveys, tests, and market, environmental and other studies as Buyer may elect, including a Phase I environmental site investigation. Any environmental and property condition report conducted by Buyer shall be prepared for and shall name as reliance parties Buyer, Seller, and Seller's designated affiliates, and shall constitute part of the Property Information (as defined below). Buyer shall conduct such inspections and studies at its sole cost and risk. Buyer shall provide Seller with twenty-four (24) hours' advance notice (written or email) that it or its agents, consultants and/or contractors desire to conduct such inspections and studies on the Property. Seller shall have a right to be present on the Property during Buyer's inspection of the Property.

7.2.
Within two (2) Business Days following the Effective Date, Seller shall deliver to Buyer or make reasonably available to Buyer at the Property for inspecting and photocopying, copies of the following (the “Property Information”):

7.2.1.
all environmental reports and soil, groundwater and geotechnical reports, studies and analyses, including, without limitation (a) the Phase 1 report, (b) the Phase II Environmental Site Assessment by Versar and the letter re cost estimates, both dated August 8, 2013 (collectively, the “Subsurface Materials”), (c) the Pre-Demolition Hazardous Materials Survey dated August 7, 2013 and the letter re cost estimates dated August 8, 2013, related solely to the above-ground Hazardous Materials Survey matters referred to therein, such as asbestos, lead based paint and light ballasts (the documents referred to in this clause (c) being collectively, the “Haz Mat Survey”), (d) all no further action letters in Seller’s possession or control; and (e) all documentation in Seller’s possession or control concerning underground storage tank closures.

7.2.2.	lease files, including the Cell Tower Lease with T-Mobile, and rent rolls.

7.2.3.
all agreements or other obligations to which Seller is party for the rendering of operating, maintenance and/or repair services at the Property, or applicable portion thereof, including copies of all, equipment, service, security, and maintenance contracts (collectively, "Service Contracts"); it being understood and agreed that, prior to the expiration of the Inspection Period, Buyer shall notify Seller in writing which Service Contracts, if any, Buyer agrees to assume as of the Close of Escrow and all other Service Contracts shall be terminated by Seller effective as of the expiration or earlier termination of the Lease to be entered into between Buyer, as landlord, and Seller, as tenant.

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7.2.4 copies of all leasing commission agreements (including, without limitation, listing or leasing agreements relative to any unpaid current or future commissions), if any, applicable to the Property, or any portion thereof.

7.2.5 any and all “as built” property survey and/or ALTA surveys covering the
Real Property and/or Buildings and Improvements.

7.2.6 all plans and specifications, including, without limitation, final “as built” plans and specifications for the Buildings and Improvements or applicable part thereof.

7.2.7 copies of all applicable building permits, use permits, licenses, maps, other governmental consents, permits and approvals, certificates of occupancy, building inspection approvals.

7.2.8 copies of all warranties and guaranties covering the Property or any part thereof.

Until the Close of Escrow, Seller shall promptly disclose to Buyer, in writing, all changes in the information previously delivered by Seller to Buyer.

Seller will promptly make available to Buyer for inspection and copying, copies of all Property Information. If this Agreement is terminated, Buyer shall promptly return the Property Information to Seller. Notwithstanding the foregoing, in no event shall the Property Information include nor shall Seller be required to provide to Buyer: (i) any confidential internal memorandum of Seller with respect to the Property or other documents relating to Seller (including, without limitation, internal financial reports (corporate/partnership/membership documents, and tax returns); (ii) any appraisals of the Property or any portion thereof; (iii) any offers or solicitations to purchase or sell the Property; (iv) any loan documents of Seller or any correspondence between Seller and Seller's lenders; or (v) any information which is privileged or subject to a written confidentiality agreement between Seller and any unaffiliated third party, including, but not limited to: internal memoranda, analyses and business plans; financial information; and correspondence and other materials to or from Seller's attorneys, Seller's affiliates and potential third party buyers. Buyer expressly agrees that Seller is furnishing copies of all Property Information to Buyer for informational purposes only and without representation or warranty as to the accuracy or completeness of the contents of such materials.

7.3.
In connection with its inspections, Buyer shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller Parties (as defined below) harmless from all Claims (as defined below) asserted by third parties against any Seller Parties or otherwise incurred by any Seller Parties as a result of Buyer's entry onto or testing of the Property by Buyer, its agents, employees or contractors. The foregoing indemnity, defense and hold harmless obligation does not apply to (x) any Claims to the extent arising from or related to the negligence or willful misconduct of Seller or any of the other Seller Parties, (y) any diminution in value of the Property or any other loss,

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liability, cost, expense or Claim to the extent arising from or relating to the mere discovery of any pre-existing condition of the Property by Buyer or any of its agents, employees, contractors or consultants during their investigation, assessment or testing of the Property, or applicable portion thereof or (z) the spread of release of any Hazardous Materials which are merely discovered on or under the Property by Buyer or any of its agents, employees, contractors or consultants; it being understood and agreed that Buyer shall have no liability to Seller with respect to any pre-existing structural condition, soil or geological condition, dangerous or defective condition, Hazardous Materials, or other matter revealed as a result of such tests or inspections except to the extent exacerbated by the negligent actions of Buyer or its agents, employees, consultants or contractors and then only to the extent of the exacerbated condition. If any inspection or test undertaken by Buyer or any of its agents, employees, contractors or consultants damages the Property, Buyer will restore the Property to its condition before any such inspection or test as commercially practicable; or Buyer shall reimburse Seller for all reasonable expenses incurred by Seller in repairing such damages if Buyer does not promptly repair such damages after written notice of such damages has been delivered by Seller to Buyer. This Section 7.3 shall survive Closing and any termination of this Agreement.

7.4.
With respect to the performance of any environmental tests or studies of the Property involving sampling, testing or analyzing samples of air, water or soil and the performance of any engineering tests or studies (collectively, the "Property Tests"): (i) such tests shall be performed by a licensed (to the extent a license is required), insured, and reasonably competent consultant (or consultants); and (ii) Buyer shall not conduct or allow any physically intrusive testing of, on or under the Property (including, by way of example and not limitation, a Phase II environmental site investigation) without first obtaining Seller's consent, such consent not to be unreasonably withheld, conditioned or delayed; it being understood and agreed that if Buyer’s environmental consultant shall recommend any Phase II environmental site investigation or invasive testing, then Seller shall allow the same subject to such reasonable conditions as Seller may impose on such Phase II investigations or invasive tests. Prior to Buyer or any of its representatives entering onto the Property to conduct any tests, Buyer shall obtain and maintain or cause each of its contractors and consultants to maintain (and shall deliver to Seller evidence thereof including Certificates of Insurance and endorsements evidencing additional insured status) general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) combined single limit for personal injury and property damage per occurrence, such policies to name Seller and such other affiliates or subsidiaries of Seller as may be designated in writing by Seller as an additional insured party, not to exceed two (2) additional parties, which insurance shall (i) cover the liability assumed by Buyer under this Agreement, including, but not limited to, Buyer's indemnification obligations hereunder, (ii) be issued by an insurance company having a rating of not less than A-VII in Best's Insurance Guide and which is licensed to do business in the State of California, (iii) be primary insurance as to all claims thereunder and provide that any insurance carried by Seller or any other Seller Party is excess and is non-contributing with any insurance carried by Buyer or any other Buyer Party, and (iv) contain a cross-liability

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endorsement or severability of interest clause for the benefit of Seller and the other Seller Parties, and worker's compensation insurance with applicable statutory limits. Buyer shall promptly deliver to Seller, without representation or warranty as to accuracy or completeness copies of all final investigation and engineering reports performed by Buyer or Buyer's representatives with respect to the Property promptly upon Buyer's receipt thereof. Notwithstanding anything herein to the contrary, in the event the need arises to notify under applicable law any governmental entity of any environmental conditions at the Property, as a result of Buyer's due diligence investigations, Buyer shall immediately notify Seller and agrees that Seller, and not Buyer or Buyer's agents, contractors or other representatives, shall make such disclosure as Seller deems appropriate, unless such disclosure is required by law to be made by Buyer or Buyer's representatives, in which instance Buyer or such Buyer's representatives shall make such disclosure after Buyer so notifies Seller in writing. Buyer's obligations under this Section 7.4) shall survive the Closing and any termination of this Agreement.

7.5.
Except for reasons pertaining to the condition of title of the Property, which shall be governed by Section 6 above, if Buyer is not satisfied for any or no reason with the Property, in Buyer's sole and absolute discretion, Buyer may elect to terminate this Agreement by giving written notice to Seller on or before the expiration of the Inspection Period. If Buyer timely terminates this Agreement or Buyer fails to deliver to Seller its Notice to Proceed (as defined below) on or before the expiration of the Inspection Period, then this Agreement shall terminate, the Deposit then on hand with Escrow Agent (less the Independent Contract Consideration) shall be immediately returned to Buyer, less Buyer's share, if any, of any cancellation fees and charges imposed by Escrow Agent, without further instruction and neither party shall have any further liability or obligations hereunder, except for those obligations expressly stated to survive the termination of this Agreement. If, prior to the expiration of the Inspection Period, Buyer delivers written notice to Seller that Buyer approves the feasibility of Property and elects to proceed with the purchase transaction described herein in accordance with the terms and conditions of this Agreement (“Notice to Proceed”), Buyer's right to terminate under this Section 7.5 shall be permanently waived and this Agreement shall remain in full force and effect, the Deposit shall be non-refundable to Buyer in the event of Buyer’s material default under this Agreement and failure to cure such material default within five (5) business days following Buyer’s receipt of written notice of such material default from Seller , and Buyer's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 6 or 12.

7.6.
As used herein, "Seller Parties" shall mean collectively, Seller, each and all of its officers, directors, employees, shareholders, affiliates, subsidiaries, principals, parents, trustees, attorneys, joint venturers, related parties and entities, contractors and agents, each and all of the predecessors, legal representatives, heirs, successors and assigns of any of the foregoing and their respective subsidiaries, parents, affiliates, joint venturers, directors, officers, members, principals, investors, shareholders, trustees, designees, lenders, beneficiaries, employees, agents, brokers, property managers, asset

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managers, representatives, predecessors, successors, assigns, contractors, subcontractors, fiduciaries, insurers, heirs, estates, servants, other related parties and persons, and attorneys, past and present.

7.7.
As used herein, "Claims" shall mean any and all actual or threatened claims, detriments, rights, remediation, counterclaims, liens, controversies, obligations, agreements, executions, debts, covenants, promises, suits, causes of action, actions, demands, liabilities, losses, damages, assessments, judgments, fines, penalties, threats, sums of money, accounts, costs, expenses, known or unknown, direct or indirect, at law or in equity (including, without limitation, reasonable attorneys' fees and other professional fees of attorneys and professionals selected by the protected party), whether incurred in connection with an investigation, non-judicial, quasi-judicial, judicial, mediative, arbitrative, or administrative actions or proceedings or otherwise (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings) or in settlement or in any other proceeding and whether or not suit was filed thereon. Notwithstanding the foregoing, in no event shall "Claims" include any of the foregoing that relate to or arise from any environmental act, omission, event or condition at, on, under or about the Property prior to Closing (collectively, a "Pre-Closing Environmental Claim,” except for such matters that are the result of contamination negligently caused (as opposed to merely discovered) by Buyer or Buyer's employees, agents, representatives or contractors).

8.	Condition of the Property; "AS-IS"; Buyer's Releases.

8.1.
Personal Property, Fixtures, and Equipment. Not later than the expiration or earlier termination of the Lease referenced in Section 4 (or earlier as expressly provided in this Section 8.1 below), Seller shall, at its sole cost and expense, remove, or cause to be removed, from the Property all personal property, furniture, furnishings, trade fixtures and equipment referred to on Schedule 1 attached hereto (and not including any building systems or Equipment described in Section 1(iii) or clauses (A) – (H) of Section 1(iv) above that are to remain at the Property); provided, however, that the materials and equipment stored on certain portions of the Real Property by Bay Cities (defined below) pursuant to the License Agreement referred to in the next paragraph shall be removed, or caused to be removed, by Seller at no cost to Buyer, not later than the Closing Date. Seller agrees that at such time as the printing presses are removed from the Building (which extend down to the first floor of the Building), the cavity or hole remaining after such removal will be placed in a safe condition with appropriate safety measures to assure that no person(s) are exposed to risk of falling into such cavity or hole; such safety measures shall comply with all applicable OSHA standards. In addition, Seller agrees that at such time as the reel equipment on the first floor of the Building are removed from the Building, the cavity or hole in the floor remaining after such removal will be placed in a safe condition with appropriate safety measures to assure that no person(s) are exposed to risk of falling into such cavity or hole; such safety measures shall comply with all applicable OSHA standards. Seller shall restore any non-cosmetic damage to the Buildings caused by the removal of the items referred to above (expressly

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excluded damage that may have been caused to the Buildings by the original installation of the items). The obligations of Seller under this paragraph shall survive the Closing hereunder.
Seller has disclosed to Buyer that Seller has entered into a License Agreement with Bay Cities Paving & Grading, Inc. (“Bay Cities”) pursuant to which Bay Cities has been granted the right to store materials and equipment on certain portions of the Real Property more particularly identified in the License Agreement. Seller agrees to terminate such License Agreement effective not later than the Closing under this Agreement and to cause Bay Cities to remove all materials and equipment stored by Bay Cities on the Real Property on or before the Closing.

8.2.	Environmental Conditions.
8.2.1.     Seller shall be responsible, at its sole cost and expense, for characterization or delineation, correction and remediation (or removal if recommended by Versar or required by any applicable governmental authority, if applicable) of the conditions described in the Subsurface Materials (defined in Section 7.2.1) in compliance with all applicable federal, state and local laws, ordinances, rules and regulations, and obtaining a No Further Action (“NFA”) letter with respect to such conditions. Seller shall initiate characterization or delineation, correction, remediation and/or removal, as the case may be, of these conditions immediately upon execution of this Agreement and shall make good faith and diligent efforts to complete such characterizations or delineations, corrections, remediation and/or removal, as applicable, prior to Closing. In the event that the conditions are not fully and completely characterized, delineated, corrected, remediated or removed, as applicable, and clearances (including, without limitation, the NFA letter) obtained prior to Closing, then (a) Seller shall make good faith and diligent efforts to complete this work and to obtain such NFA letter by the end of the Lease period and (b) Seller shall retain in Escrow at Closing from the Purchase Price paid by Buyer the sum of $100,000 (“Holdback Funds”) pursuant to the Holdback Escrow Agreement in the form of Exhibit I attached hereto to be executed by Seller, Buyer and Escrow Agent (the “Holdback Escrow Instructions”) prior to the Closing hereunder. Such Holdback Funds shall be, in part, security for the performance of Seller’s obligations under this Section 8.2.1. Upon the completion of these obligations and payment to Buyer of such portions of the Holdback Funds to which Buyer is entitled pursuant to the terms below, any remaining Holdback Funds then held in escrow shall be released to Seller.

The Holdback Funds shall be governed by the Holdback Escrow Agreement attached hereto as Exhibit I to (i) cover claims, damages, liens, judgments, injuries, penalties, demands, obligations, actions, causes of action, costs, liabilities, losses, and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Claims and Damages”) incurred or suffered by Buyer in connection with the presence of any and all Hazardous Materials referred to in the Subsurface Materials and/or (ii) cover the costs, if any, incurred by Buyer following the expiration, or earlier termination of the Lease, in cleaning up or remediating any Hazardous Materials referred to in the

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Subsurface Materials and/or in obtaining the NFA letter referred to above. In the event (x) Buyer suffers or incurs any Claims and Damages arising from or related to or connected with the presence of any Hazardous Materials referred to in the Subsurface Materials or in, on, under or around the Property, or (y) Seller fails prior to the expiration or earlier termination of the Lease to correct and remediate all of the conditions described in the Subsurface Materials (defined in Section 7.2.1) in compliance with all applicable federal, state and local laws, ordinances, rules and regulations and/or to obtain a NFA letter with respect to such conditions, then Buyer shall be entitled, upon delivery of unilateral escrow instructions from Buyer to Escrow Agent (and without further instruction from Seller and without regard to any contrary instruction from Seller) to request and withdraw monies from the Holdback Funds to cover the actual, third party expenses paid or incurred by Buyer to satisfy or partially satisfy such Claims and Damages and/or to cover costs incurred by Buyer following the expiration or earlier termination of the Lease in cleaning up or remediating any Hazardous Materials referred to in the Subsurface Materials and/or obtaining the NFA letter. Withdrawal of funds by Buyer from the Holdback Funds shall be governed by the Holdback Escrow Agreement. In the event Buyer incurs any costs to satisfy any Claims and Damages and/or clean or remediation costs as provided above and/or costs to obtain the NFA letter in the aggregate in excess of the amount of Holdback Funds released to Buyer pursuant to the terms and conditions above, then Seller shall remain liable to Buyer for payment of such excess amount. The obligations of Seller and Buyer under this Section 8.2.1 shall survive the Closing.
8.2.2.    Seller shall not be responsible for correction of the conditions described in the Haz Mat Survey (defined in Section 7.2.1).

8.2.3 Anything in this Agreement to the contrary notwithstanding, Seller shall be responsible and liable for the clean up and remediation of any and all Hazardous Materials first released, spilled, discharged and/or caused to be present on, in or under the Property, or applicable portion thereof, following the Effective Date of this Agreement by Seller or any of the Seller Parties, including, without limitation, any Hazardous Materials first released, spilled, discharged and/or caused to be present on, in or under the Property, or applicable portion thereof, during the term of the Lease by Seller or any of the Seller Parties.
8.2.4    The provisions of Sections 8.2.1 through 8.2.4 shall survive the Closing hereunder.

8.3.
"AS-IS" Purchase. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, (i) THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS-IS" AND "WITH ALL FAULTS" BASIS, AND (ii) SELLER HAS NO OBLIGATIONS TO MAKE ANY REPAIRS, REPLACEMENTS OR IMPROVEMENTS. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER AGREES THAT IT WILL ACCEPT THE PROPERTY FROM AND AFTER CLOSING, IN ITS THEN

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EXISTING CONDITION "AS-IS" AND "WITH ALL FAULTS", INCLUDING WITHOUT LIMITATION, ANY FAULTS AND CONDITIONS SPECIFICALLY REFERENCED IN THIS AGREEMENT. NO PERSON ACTING ON BEHALF OF SELLER OR ANY OTHER SELLER PARTY IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT (AND THE EXHIBITS ATTACHED HERETO), SELLER AND ALL OTHER SELLER PARTIES HAVE NOT MADE, DO NOT MAKE AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO:

(a) THE VALUE OF THE PROPERTY;

(b) THE INCOME TO BE DERIVED FROM THE PROPERTY;

(c) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING ANY DEVELOPMENT OF THE PROPERTY;

(d) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY;

(e) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY;

(f) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY;

(g) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY;

(h) THE MANNER, CONDITION OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY;

(i) COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR OTHER ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, THE ENDANGERED SPECIES ACT, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990 OR ANY OTHER LAW, RULE OR REGULATION GOVERNING ACCESS BY DISABLED PERSONS, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER

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POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING;

(j) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, ABOUT OR ADJACENT TO THE PROPERTY;

(k) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS, INCLUDING ANY INFORMATIONAL PACKAGE, COST TO COMPLETE ESTIMATE OR OTHER MATERIALS PREPARED BY SELLER OR PROVIDED BY SELLER OR ANY OTHER SELLER PARTY TO BUYER;

(l) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER;

(m) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS;

(n) DEFICIENCY OF ANY UNDERSHORING;

(o) DEFICIENCY OF ANY DRAINAGE;

(p) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE OR LOCATED IN AN ALQUIST-PRIOLO SPECIAL STUDY ZONE;

(q) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, OR

(r) WITH RESPECT TO ANY OTHER MATTER CONCERNING THE PROPERTY, INCLUDING ANY AND ALL SUCH MATTERS REFERENCED, DISCUSSED OR DISCLOSED IN ANY DUE DILIGENCE MATERIALS DELIVERED BY SELLER TO BUYER, IN ANY PUBLIC RECORDS OF ANY GOVERNMENTAL AGENCY OR ENTITY OR UTILITY COMPANY, OR IN ANY OTHER DOCUMENTS AVAILABLE TO BUYER, EXCEPT AS MAY BE OTHERWISE EXPRESSLY STATED IN SECTIONS 7, 8.2.1 AND 10 HEREIN.

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BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY IN THIS AGREEMENT TO FURTHER INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT. BUYER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION PREPARED BY THIRD PARTIES EXCEPT AS MAY OTHERWISE BE PROVIDED HEREIN. BUYER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT: (A) BUYER IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT; AND (B) BUYER DOES INTEND TO OCCUPY THE BUILDINGS, OR PORTIONS THEREOF, AND ALSO IS PURCHASING THE PROPERTY FOR BUSINESS AND COMMERCIAL DEVELOPMENT OR OTHER SIMILAR PURPOSE. BUYER WAIVES ANY AND ALL RIGHTS OR REMEDIES IT MAY HAVE OR BE ENTITLED TO, DERIVING FROM DISPARITY IN SIZE OR FROM ANY SIGNIFICANT DISPARATE BARGAINING POSITION IN RELATION TO SELLER.

8.4.	Assumption and Release.

8.4.1.
FROM AND AFTER CLOSING, BUYER, ON BEHALF OF BUYER AND BUYER'S HEIRS, PERSONAL REPRESENTATIVES, OWNERS, MEMBERS, REPRESENTATIVES, PARTNERS, INVESTORS, EMPLOYEES, AGENTS AND EACH OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (COLLECTIVELY, INCLUDING BUYER, THE "BUYER PARTIES"), TO THE MAXIMUM EXTENT PERMITTED BY LAW WAIVES, RELEASES, REMISES, ACQUITS, AND FOREVER DISCHARGES SELLER PARTIES OF AND FROM ANY AND ALL CLAIMS OF WHATEVER KIND AND NATURE, IN LAW OR IN EQUITY, KNOWN OR UNKNOWN, WHICH ANY BUYER PARTY EVER HAD, NOW HAS, HEREAFTER CAN, SHALL OR MAY HAVE OR ACQUIRE OR POSSESS, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY CONNECTED WITH, (I) ANY SELLER PARTY'S USE, MAINTENANCE, OWNERSHIP, OR OPERATION OF THE PROPERTY PRIOR TO CLOSING, OR (II) THE PHYSICAL, ECONOMIC, OR LEGAL CONDITION OF THE PROPERTY, AND ALL OTHER TITLE OR DUE DILIGENCE MATTERS DESCRIBED HEREIN. ADDITIONALLY, UPON CLOSING BUYER ASSUMES THE RISK OF ALL ADVERSE MATTERS WITH RESPECT TO THE PROPERTY, INCLUDING ADVERSE PHYSICAL CONDITIONS, DEFECTS, CONSTRUCTION DEFECTS, WHICH MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS. NOTWITHSTANDING THE FOREGOING, IN NO

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EVENT DOES THIS WAIVER, RELEASE, REMISE, ACQUITTAL OR DISCHARGE OR ASSUMPTION OF RISK, OR THE PROVISIONS OF SECTION 8.4.2 BELOW, APPLY TO (I) ANY ENVIRONMENTAL CLAIM RELATED TO A RECOGNIZABLE ENVIRONMENTAL CONDITION (“REC”) DESCRIBED IN THE PHASE II REPORT AND WHICH SELLER AGREES TO CURE PURSUANT TO SECTION 8.2.1, ABOVE, OR RELATED TO A REC WHICH, AFTER THE EFFECTIVE DATE, SELLER AGREES IN WRITING TO CURE, (II) ANY BREACH BY SELLER OF ANY REPRESENTATION, WARRANTY OR COVENANT SET FORTH IN THIS AGREEMENT, (III) ANY BREACH BY SELLER OF ANY COVENANT OR AGREEMENT SET FORTH IN THIS AGREEMENT OR IN THE ASSIGNMENT AND ASSUMPTION OF CELL TOWER LEASE OR THE ASSIGNMENT OF WARRANTIES, SERVICE CONTRACTS AND INTANGIBLE PROPERTY, (IV) ANY BREACH OR DEFAULT BY SELLER OF ANY INDEMNIFICATION OBLIGATION UNDER THS AGREEMENT, (V) ANY BREACH BY SELLER OF ANY OF ITS COVENANTS, AGREEMENTS OR OBLIGATIONS UNDER THE LEASE OR (VI) ANY FRAUD COMMITTED BY SELLER OR ANY OF THE OTHER SELLER PARTIES.

8.4.2.
IT IS THE INTENTION OF THE PARTIES THAT THE RELEASE SET FORTH IN THIS SECTION INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OR WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER'S RELEASES SET FORTH ABOVE. BUYER SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REGARDING THIS RELEASE AND HAS BEEN ADVISED BY BUYER'S LEGAL COUNSEL CONCERNING, AND HEREBY WAIVES WITH RESPECT TO THE MATTERS RELEASED IN SECTION 8.4.1 ABOVE, THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."
TO THE EXTENT PERMITTED BY LAW, BUYER ALSO HEREBY EXPRESSLY WAIVES AS OF THE CLOSING ANY RIGHT BUYER MAY HAVE UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT IN CONNECTION WITH THE MATTERS RELEASED IN THIS SECTION 8.

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8.4.3.
IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATIONS TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. IT IS NOT CONTEMPLATED THAT THE PURCHASE PRICE WILL BE INCREASED IF COSTS TO BUYER ASSOCIATED WITH THE PROPERTY PROVE TO BE LESS THAN EXPECTED NOR WILL THE PURCHASE PRICE BE REDUCED IF THE BUYER'S PLAN FOR THE PROPERTY LEADS TO HIGHER COST PROJECTIONS.

8.4.4.
THE PROVISIONS OF THIS SECTION 8 SHALL INDEFINITELY SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE CLOSING DOCUMENTS. BY THEIR INITIALS BELOW, BUYER AND SELLER HEREBY AGREE THAT ALL OF THE FOREGOING PROVISIONS OF THIS SECTION 8 CONSTITUTE MATERIAL CONSIDERATION PURSUANT TO THIS AGREEMENT AND THAT, BUT FOR SUCH AGREEMENTS, NEITHER BUYER NOR SELLER WOULD ENTER INTO THIS AGREEMENT.

    Buyer's initials __________     Seller's initials __________

9.	Prorations at Closing. The following items shall be apportioned between Seller and Buyer as of midnight immediately before the Closing Date:

9.1.
Income, Rents, Taxes, etc. All items of income, rent, real estate taxes and assessments (on the basis of the actual fiscal years for which such taxes and assessments are assessed) on the Property, use and occupancy taxes, minimum water and sewer rentals, municipal rubbish removal charges and similar annual charges for the current tax or fiscal year, as the case may be, shall be apportioned pro rata between Seller and Buyer on a per diem basis as of the Closing Date (except to the extent such real estate taxes and utility charges are to be borne by Seller pursuant to the Lease); Seller shall be responsible for all such taxes and charges (including penalties and interest) against the Property for all years, tax or fiscal as the case may be, preceding the year in which Closing is held, and shall pay and discharge the same at or before Closing. If bills for real estate taxes on the Property have not been issued as of the Closing Date, and if the amount of real estate taxes for the then current tax fiscal year is not then known, the apportionment of real estate taxes shall be made at Closing on the basis of the prior year's real estate taxes. Seller shall receive a credit for any taxes and assessments paid by Seller and applicable to any period after the Closing (except to the extent Seller is obligated to pay such taxes pursuant to the Lease). Seller shall pay, prior to delinquency, 100% of the taxes assessed or levied against trade fixtures, furniture, furnishings, equipment and all other personal property in and/or on the Property, or applicable portion thereof.

9.2.	Real and Personal Property Tax Appeals. Seller has filed real property tax assessment appeals and personal property tax appeals for multiple years and these appeals are

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pending. Seller also intends to file and retains the rights to file similar tax appeals for 2013 and the current tax year. Seller has retained a consultant and reserves the right to prosecute these appeals. Seller shall bear all the costs associated with such appeals, including, but not limited to, filing fees, legal fees, appraisal fees, and consulting fees (the “Appeal Costs”). Seller shall be entitled to receive (a) any and all refunds attributable to the period prior to Closing and (b) a payment from Buyer equal to any credit that Buyer receives (and is not reflected in a reduction in the amount of the taxes paid by Seller as tenant thereafter under the Lease) for real and/or personal property taxes that were paid by Seller and that pertain to the period of time after Closing and prior to the termination of the Leaseback. In the event that Seller’s appeal for the current tax year directly produces a reduction in taxes owed by Buyer during the current tax year but after the expiration of the Lease, and/or should there be, as a result of Seller’s appeals, a reduction in subsequent tax years following the expiration of the Lease by action of law, by inclusion in a stipulation or by passage of time, Buyer shall pay to Seller a sum equal to Buyer’s prorated share of the Appeal Costs reasonably incurred by Seller associated with the appeal for the respective tax year.

9.3.
Utility Meter Readings. The parties shall endeavor to have the respective utilities read the Property meters on the Closing Date, bill Seller for charges up to that reading, and bill Buyer for charges after that reading (except to the extent such charges are to be paid by Seller pursuant to the Lease). If the parties are unable to do so the following shall apply: Seller shall obtain final readings of the water, electric, gas and other utility meters servicing the Property as of the day prior to the Closing Date. At or prior to Closing, Seller shall pay all charges based upon such meter readings, adjusted to include a reasonable estimate of the additional charges due for the period from the dates of the respective readings until the Closing Date. If Seller is unable to obtain readings of any meters prior to the Closing Date, Closing shall be completed without such readings and upon the obtaining thereof, Seller shall pay the charges incurred prior to the Closing Date as reasonably determined based upon such readings. Buyer shall be responsible for all utility charges of the Property incurred on and after the Closing Date (except to the extent such charges are to be paid by Seller pursuant to the Lease).

10.
Seller's Representations and Warranties. Seller represents and warrants to Buyer as follows, which representations and warranties are true and correct in all material respects as of the date of this Agreement and the Closing Date. Buyer agrees to inform Seller promptly in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect. The representations and warranties shall survive for twelve (12) months after the Closing.

10.1.
The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary action on the part of Seller. The execution, delivery and performance of this Agreement does not violate any contract, agreement or commitment to which Seller is a party or by which Seller is bound. The person(s) executing this Agreement on behalf of Seller are authorized to do so on behalf of Seller.

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10.2.
This Agreement has been duly executed and delivered by Seller and is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors' rights generally.

10.3.
Seller has no knowledge of any action, proceeding, investigation, bankruptcy or insolvency proceeding pending or threatened against Seller or any of the other Seller Parties which would affect or impair in any respect Seller's ability to consummate the transactions contemplated hereby or which questions the validity or enforceability of this Agreement.

10.4.	Seller is not a "foreign person" within the meaning of Section 1445(0(3) of the Internal Revenue Code.

10.5.
Except for the Cell Tower Lease, a true, correct and complete copy of which is attached hereto as Schedule 2, and except for the License to Bay Cities described in Section 8.1, there are no other leases or other agreements (whether oral or written) entered into by Seller or to which Seller is a party affecting or relating to the right of any party with respect to the possession of the Property or any portion thereof.

10.6.
There are no outstanding leasing commissions payable with respect to the Cell Tower Lease or any other leases with respect to any portion of the Property or Buildings or Improvements and there is no written obligation to pay any leasing commission for any renewal or extension of the term of the Cell Tower Lease.

10.7.
There are no actions, suits, proceedings, or governmental investigations, pending or threatened before any agency, court, or other governmental authority which relates to the Property, or any portion thereof, or the use thereof, or Seller’s ability to perform its obligations under this Agreement.

10.8.
With respect to the acts of Seller and its contractors and subcontractors and materialmen, there are no sums due, owing, or unpaid for labor or materials furnished to the Property (or any part thereof) or on behalf of Seller which might give rise to a mechanic’s or materialmen’s lien.

10.9.
To the best of Seller’s actual knowledge, except as otherwise disclosed in the Property Information (as defined in Section 7.2 above), there are no Hazardous Materials on, in or under the Property in violation of applicable environmental laws and the Property does not contain any underground tanks. For purposes of this Agreement, Hazardous Materials shall mean any chemical, substance, waste, or material which is deemed hazardous, toxic, a pollutant, or a contaminant under any federal, state or local law, statute, ordinance, rule, regulation, or judicial or administrative order or decision, or which has shown to have significant adverse effects on human health or the environment, including, without limitation, substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive

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Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; and those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Codes or as “hazardous substances” in Section 25316 of the California Health & Safety Code; in the regulations adopted and publications promulgated pursuant to such laws including applicable provisions of the California Administrative Code; and in the Hazardous Materials storage, use or discharge ordinances of Santa Clara County.

10.10.
Seller has not received notice of default in any of Seller’s obligations or liabilities pertaining to the Property or applicable portion thereof, nor, to the best of Seller’s knowledge, is there any state of facts or circumstances or condition or event which, after notice or lapse of time or both, would constitute or result in any such default.

10.11.
Seller has received no written notice of any violations of applicable law, ordinance, rule, regulation, code, or requirement of any governmental agency, body, or subdivision affecting or relating to the Property, or applicable portion thereof, including, without limitation, the Americans With Disabilities Act or any of the regulations promulgated thereunder, or any subdivision, zoning, building, use, or environmental law, ordinance, rule, requirement, or regulation which have not been resolved.

10.12.
Except for the Service Contracts delivered to Buyer pursuant to Section 7.2 above, Seller has no actual knowledge of any Service Contracts, or other agreements, other than the License to Bay Cities described in Section 8.1, affecting the Property or the operation or maintenance thereof. The only Service Contracts in existence as of the Effective Date of this Agreement are identified on Schedule 3 attached hereto.

10.13.
All consents or waivers of or by any third party which are necessary to permit the consummation by Seller of the transactions contemplated pursuant to this Agreement have been obtained or will be obtained by Seller prior to the Close of Escrow.

10.14.	The Seller is not an Ineligible Seller.

10.14.1    "Ineligible Seller " means any Person who is, or whose Affiliate is, (i) identified on any of the Lists (defined below), (ii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (iii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation, any other similar Executive Order or any similar regulation, (iv) a Person who has been convicted of a felony involving moral turpitude in any state or federal court, (v) a Person who is then the subject of any investigation by any governmental authority or any class action litigation in which it is alleged that it or any of its Affiliates has engaged in "predatory" or other improper lending or servicing or other unethical or improper business conduct, (vi) the Broker (as hereafter defined) or an Affiliate of the Broker, or (vii) an individual or entity who has at any time owned an interest in the Property which interest was foreclosed upon.

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10.14.2     As used in this Section 10.14, "Lists" means any or all of (i) the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control ("OFAC"), (ii) any similar list maintained by the Department of the Treasury, and (iii) any other similar list maintained by OFAC or any other agency or department of the United States Government pursuant to any authorizing statute, Executive Order No. 13224 (September 23, 2001), any related enabling legislation or other similar Executive Order or any other similar regulation.

10.14.3     As used in this Section 10.14, "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Seller, as the case may be. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

10.14.4     As used in this Section 10.14, "Person" shall mean any individual, partnership, joint venture, corporation, limited liability company, association, trust or other enterprise.

11
Buyer's Representation. Buyer represents and warrants to Seller as follows, which representations are true and correct as of the date of this Agreement and the Closing Date. Seller agrees to inform Buyer promptly in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect. The representations and warranties shall survive for twelve (12) months after the Closing.

11.1    The execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder have been duly authorized by all necessary action on the part of Buyer. The execution, delivery and performance of this Agreement does not violate any contract, agreement or commitment to which Buyer is a party or by which Buyer is bound. The person(s) executing this Agreement on behalf of Buyer is(are) authorized to do so on behalf of Buyer.

11.2    This Agreement has been duly executed and delivered by Buyer and is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to bankruptcy, reorganization and other similar laws affecting the enforcement of creditors' rights generally.
11.3    Buyer has no knowledge of any action, proceeding, investigation, bankruptcy or insolvency proceeding pending or threatened against Buyer or any of the other Buyer Parties which would affect or impair in any respect Buyer's ability to consummate the transactions contemplated hereby or which questions the validity or enforceability of this Agreement.

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11.4    Buyer has the financial capacity to pay the Purchase Price at the Closing and to otherwise perform its financial obligations under this Agreement.
11.5    The Buyer is not an Ineligible Buyer.
11.5.1 "Ineligible Buyer" means any Person who is, or whose Affiliate is, (i) identified on any of the Lists (defined below), (ii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, (iii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation, any other similar Executive Order or any similar regulation, (iv) a Person who has been convicted of a felony involving moral turpitude in any state or federal court, (v) a Person who is then the subject of any investigation by any governmental authority or any class action litigation in which it is alleged that it or any of its Affiliates has engaged in "predatory" or other improper lending or servicing or other unethical or improper business conduct, (vi) the Broker (as hereafter defined) or an Affiliate of the Broker, or (vii) an individual or entity who has at any time owned an interest in the Property which interest was foreclosed upon.
11.5.2    As used in this Section 11.5, "Lists" means any or all of (i) the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control ("OFAC"), (ii) any similar list maintained by the Department of the Treasury, and (iii) any other similar list maintained by OFAC or any other agency or department of the United States Government pursuant to any authorizing statute, Executive Order No. 13224 (September 23, 2001), any related enabling legislation or other similar Executive Order or any other similar regulation.
11.5.3    As used in this Section 11.5, "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Buyer, as the case may be. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
11.5.4    As used in this Section 11.5, "Person" shall mean any individual, partnership, joint venture, corporation, limited liability company, association, trust or other enterprise.

12	Buyer's Conditions to Closing. Buyer shall not be obligated to proceed with the Closing unless and until each of the following conditions have been fulfilled or otherwise waived in writing by Buyer:

12.1    Seller shall have executed and delivered to Buyer all of the documents required of Seller under Section 5.1 of this Agreement.

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12.2
On the Closing Date, all of the covenants and agreements to be complied with or performed by Seller under this Agreement on or before the Closing shall have been complied with or performed in all material respects.

12.3	The representations and warranties made by Seller in this Agreement shall be true and complete in all material respects on and as of the Closing Date.

12.4    The Real Property and Buildings and Improvements shall be in substantially the same condition and state of repair as existed on the Effective Date, ordinary wear and tear excepted.

12.5    The Title Company is unconditionally prepared and committed to issue the Title Policy insuring that title to the Real Property is vested in Buyer (or its permitted assignee) subject only to the Permitted Exceptions.

If any of the conditions precedent set forth in this Sections 12 are not satisfied, deemed satisfied or waived in writing by Buyer at or prior to Closing (subject to any express rights which Seller may have under this Agreement to adjourn Closing), Buyer shall have the right, at Buyer's sole option (by written notice to Seller) to (i) terminate this Agreement, in which event, the Deposit then on hand with the Escrow Agent will be returned to Buyer, and neither party shall have any other obligations hereunder other than those which, by their express tennis, survive such termination, or (ii) complete Closing, without a price adjustment, notwithstanding the unsatisfied condition; provided, however, if such failure of a condition constitutes a default by Seller hereunder or breach of a representation or warranty by Seller, then Section 16 shall apply.

13
Seller's Conditions to Closing. Seller shall not be obligated to proceed with the Closing unless and until each of the following conditions have been fulfilled or otherwise waived in writing by Seller:

13.1    Buyer has deposited the balance of the Purchase Price and Buyer's share of all other Closing costs and prorations with Escrow Agent, and Escrow Agent shall be unconditionally prepared to pay to Seller all amounts to be paid to it at Closing pursuant to the provisions of this Agreement and in accordance with the Settlement Statement.

13.2    Buyer shall have executed and delivered to Seller all of the documents required of Buyer under Section 5.2 of this Agreement.
13.3    On the Closing Date, all of the covenants and agreements to be complied with or performed by Buyer under this Agreement on or before the Closing shall have been complied with or performed in all material respects.
13.4    The representations and warranties made by Buyer in this Agreement shall be true and complete in all material respects on and as of the Closing Date.

If any of the conditions precedent set forth in this Section 13 are not satisfied, deemed

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satisfied or waived by Seller at or prior to Closing, Seller shall have the right, at Seller's sole option (by written notice to Buyer) to terminate this Agreement, in which event, the Deposit then on hand with the Escrow Agent will be returned to Buyer, and neither party shall have any obligations hereunder other than those which, by their express terms, survive such termination, and if such failure of a condition constitutes a default by Buyer hereunder, then Section 17 shall apply.
14Risk of Loss. If, after the Effective Date and prior to the Closing Date (a) any condemnation, eminent domain or similar action is instituted or threatened for the taking or appropriation of all or any part of the Property (a "Taking"), or (b) any fire, flood, earthquake, or other casualty destroys or damages all or any part of the Property or the construction, development, use, ownership or operation thereof (a "Casualty"), then promptly following Seller's receipt of notice or knowledge thereof, Seller shall give notice to Buyer of such fact and the degree to which such Casualty, if applicable, is covered by insurance (together with complete and accurate copies of all insurance policies providing that coverage). In the case of a Taking, or threatened Taking (other than a taking for street widening which does not impair access to the Property or the future development of the Property as determined by Buyer), or in the case of a Casualty, which, in the opinion of an independent adjuster mutually acceptable to Seller and Buyer, will cost more than $1,000,000 (the "Threshold Amount" to restore, repair or replace, Buyer shall have the option to terminate this Agreement by giving notice thereof to Seller within fifteen (15) Business Days after Buyer’s receipt of notice (and copies of insurance policies, if applicable) from Seller of such Taking (or threatened Taking) or Casualty, in which event Buyer, as its sole remedy, shall be entitled to receive a refund of the Deposit then on hand with Escrow Agent, and all awards, proceeds and compensation for such Taking or Casualty, as applicable, shall be the property of Seller. Upon such termination, neither party shall have any further rights or obligations hereunder, except for rights and obligations that, pursuant to the provisions of this Agreement, are expressly made to survive the termination hereof. If Buyer fails to timely notify Seller of its election to terminate this Agreement within the aforesaid period, then Buyer shall be its election to terminate this Agreement within the aforesaid fifteen (15) Business Days period, then Buyer shall be deemed to have elected not to terminate this Agreement by reason of such Taking (or threatened Taking) or such Casualty with respect to which Seller gave Buyer notice. In the event of any Taking (or threatened Taking) that is not materially adverse to Buyer, in Buyer's sole determination (except that actual or threatened street widenings of strips of the Real Property less than ten (10) feet wide shall be deemed immaterial for purposes hereof), or in the event of a Casualty where the damages arising therefrom, including the cost to repair or restore the Property, as estimated by an independent adjuster mutually acceptable to Seller and Buyer are equal to or less than the Threshold Amount or in the event of a Taking (or threatened Taking) or a Casualty with respect to which Buyer does not elect to terminate this Agreement as a result thereof, then Seller shall assign and transfer to Buyer, without any representation or warranty by Seller or recourse whatsoever to Seller, all of Seller's right, title and interest in, and any sums actually received or to be received by Seller, if any, with respect to all damages, settlements, awards, proceeds (including insurance proceeds) and compensation arising therefrom, less reasonable amounts expended by Seller prior to Closing for repairs to the Property from the Casualty or Taking that are required by law to be made or were made by Seller to alleviate an imminent risk of damage to the Property or injury to persons, and Seller's costs or collection and

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prosecuting such claims and awards, and Buyer shall purchase the Property with no reduction in the Purchase Price on account thereof except that Seller shall credit to Buyer at Closing the amount of Seller’s deductible under any policy of insurance applicable to such damage to or destruction of the Property, or portion thereof and an amount equal to the estimated cost to repair any Building or Improvements so damaged or destroyed by such Casualty if it is an uninsured Casualty.

15	Escrow. Escrow Agent shall hold the Deposit in accordance with this Agreement and subject to the following terms and conditions:

15.1    The Deposit shall be held in an FDIC insured interest-bearing deposit account or US-Treasury money market fund selected by Escrow Agent.
15.2    In the absence of Escrow Agent’s negligence or willful misconduct, Escrow Agent shall not be liable or responsible for and has no liability in the event of failure, insolvency, or inability of the depositary to pay said funds or any failure, refusal or inability of the depository into which the Deposit is deposited to pay the Deposit at Escrow Agent's direction, or for levies by taxing authorities based upon the taxpayer identification number used to establish this interest bearing account. Escrow Agent shall not be responsible for any interest except for such interest as is actually received (which interest received shall be added to and considered part of the Deposit), nor shall Escrow Agent be responsible for the loss of any interest arising from the closing of any account or the sale of any certificate of deposit or other instrument prior to maturity.

16
Default by Seller. If (x) Seller shall default in any of its obligations to be performed on the Closing Date or (y) Seller shall default in the performance of any of its obligations to be performed prior to the Closing Date and, with respect to any default under this clause (y) only, such default shall continue for two (2) business days after notice to Seller, then Buyer's sole right and remedy (in lieu of proceeding with any other legal course of conduct, the right to bring such actions or proceedings being expressly and voluntarily waived by Buyer to the extent legally permissible, following and upon advice of its counsel, and it being expressly acknowledged by Buyer that such waiver is a material inducement to Seller entering into this Agreement) shall be, in the sole discretion of the Buyer, either (i) the return of the Deposit plus reimbursement by Seller of Buyer's actual and reasonable documented third party costs (inclusive of reasonable legal fees) , up to the maximum aggregate amount of One Hundred Thousand and 00/100 Dollars ($100,000) or (ii) pursue an action for the specific performance of this Agreement provided that Buyer initiates such proceeding no later than thirty (30) days after the later of Seller's alleged default or the Scheduled Closing Date, including the recordation or filing of a notice of lis pendens or notice of pendency solely in connection with Buyer's action for specific performance hereunder against any portion of the property. If Buyer fails to commence an action for specific performance within such 30-day period, Buyer waives its rights to file such action and Buyer's sole remedy shall be to terminate this Agreement and receive a return of the Deposit under clause (i) and Buyer’s reasonable documented third party costs, not to exceed $100,000 as provided above. HOWEVER THAT THE PROVISIONS OF THIS SECTION 16 WILL NOT WAIVE,

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LIMIT OR AFFECT (w) BUYER’S RIGHT TO RECEIVE REIMBURSEMENT FOR REASONABLE ATTORNEYS’ FEES UNDER SECTION 24 HEREOF, (x) SELLER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, (y) BUYER’S RIGHTS AND REMEDIES ARISING UNDER OR WITH RESPECT TO SELLER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT OR (z) BUYER’S RIGHTS AND REMEDIES ARISING FROM ANY BREACH OR DEFAULT BY SELLER OF ANY COVENANTS, AGREEMENTS, REPRESENTATIONS OR WARRANTIES HEREUNDER THAT SURVIVE THE CLOSING OR ARE TO BE PERFORMED FOLLOWING THE CLOSING OR ARISING FROM ANY BREACH OR DEFAULT BY SELLER UNDER THE LEASE. AS MATERIAL CONSIDERATION TO SELLER'S ENTERING INTO THIS AGREEMENT WITH BUYER, BUYER WAIVES ANY RIGHT TO RECOVER ANY PUNITIVE, CONSEQUENTIAL DAMAGES AND, PRIOR TO CLOSING, ANY OTHER DAMAGES OR MONETARY COMPENSATION OTHER THAN THE AMOUNTS IDENTIFIED Upon such cancellation, neither party shall have any further rights or obligations hereunder, except for rights and obligations that, pursuant to the provisions of this Agreement, are expressly made to survive the termination hereof.

17
Default by Buyer; Liquidated Damages. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY MATERIAL DEFAULT OF BUYER HEREUNDER, AND BUYER DOES NOT CURE SUCH DEFAULT WITHIN FIVE (5) BUSINESS DAYS FOLLOWING RECEIPT BY BUYER OF WRITTEN NOTICE OF SUCH DEFAULT FROM SELLER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S MATERIAL DEFAULT IN ITS OBLIGATION TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 17 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH MATERIAL DEFAULT; PROVIDED, HOWEVER THAT THIS PROVISION WILL NOT WAIVE, LIMIT OR AFFECT ANY OF THE FOLLOWING ('NON-LIQUIDATED OBLIGATIONS"): (i) SELLER'S RIGHT TO RECEIVE REIMBURSEMENT FOR REASONABLE ATTORNEYS' FEES UNDER SECTION 24 HEREOF, (ii) BUYER'S RELEASE OR INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, AND (iii) SELLER'S RIGHTS AND REMEDIES ARISING UNDER OR WITH RESPECT TO BUYER'S RELEASE AND/OR INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT. THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER MATERIALLY DEFAULTS IN ITS OBLIGATION TO COMPLETE THE PURCHASE OF THE PROPERTY AND FAILS TO CURE SUCH DEFAULT WITHIN FIVE (5) BUSINESS DAYS FOLLOWING BUYER’S RECEIPT OF WRITTEN NOTICE OF SUCH MATERIAL DEFAULT FROM SELLER IS AN AMOUNT EQUAL TO THE DEPOSIT. SAID AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS

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AGREEMENT BY BUYER AND SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY (OTHER THAN SELLER'S RIGHTS AND REMEDIES ARISING UNDER OR OUT OF THE NON-LIQUIDATED OBLIGATIONS) IN THE EVENT OF A MATERIAL DEFAULT BY BUYER OF ITS OBLIGATION TO PURCHASE THE PROPERTY UNDER THIS AGREEMENT AND FAILURE TO CURE SUCH DEFAULT WITHIN FIVE (5) BUSINESS DAYS FOLLOWING BUYER’S RECEIPT OF WRITTEN NOTICE OF SUCH MATERIAL DEFAULT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389 AND ALL OTHER RIGHTS TO SPECIFICALLY ENFORCE THE AGREEMENT AGAINST BUYER. UPON MATERIAL DEFAULT BY BUYER AND FAILURE TO CURE SUCH DEFAULT WITHIN TWO (2) BUSINESS DAYS FOLLOWING BUYER’S RECEIPT OF WRITTEN NOTICE OF SUCH MATERIAL DEFAULT, THIS AGREEMENT WILL BE TERMINATED AND, EXCEPT FOR SELLER'S RIGHTS AND REMEDIES ARISING UNDER OR OUT OF THE NON-LIQUIDATED OBLIGATIONS AND SELLER'S RIGHT TO COLLECT AND RETAIN BUYER'S DEPOSIT AS PROVIDED HEREUNDER), NEITHER PARTY WILL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER.

Buyer’s initials __________        Seller’s initials __________

18
Notices. Any notice, demand or other communication required or permitted to be given hereunder shall be in writing addressed to the respective party as set forth below and may be personally served, sent by facsimile or electronic mail to compatible equipment or sent by overnight courier and shall be deemed given: (a) if served in person, when served; (b) if sent by facsimile or e-mail (provided such facsimile or e-mail transmission is confirmed by telephone or a statement generated by the transmitting machine, and further provided that a copy of the notice, demand or other communication is also sent by overnight courier), upon completion of transmission, or if transmission is completed after 5:00 P.M. California time or on a day other than a Business Day, on the next succeeding Business Day; (c) if by overnight courier, on the first Business Day after delivery to the courier.

Notices to Seller:        Attn: General Counsel
San Jose Mercury News, Inc.
c/o Bay Area News Group
750 Ridder Park Drive
San Jose, CA 95190
Tel: (408) 920-5790
Email: manstandig@bayareanewsgroup.com

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With an email copy to:    Attn: Joseph Miller, VP for Real Estate
Digital First Media
708 Third Avenue, 19th Floor
New York NY 10017
Tel:    646.664.4020
Email:    jmiller@digitalfirstmedia.com
and to:    Attn: Geoffrey C. Etnire
Nossaman LLP
50 California Street, 34th Floor
San Francisco, CA 94111
Tel:    408.799.2992
Email: getnire@nossaman.com

Notices to Buyer:        Attn:    Charles Liang, CEO
Super Micro Computer, Inc.
980 Rock Avenue
San Jose, CA 95131
Tel:
Email:

With an email copy to:    Attn:    Robert Aeschliman, General Counsel
Super Micro Computer, Inc.
980 Rock Avenue
San Jose, CA 95131
Tel: 408-546-8298
Email: Roberta@supermicro.com

With an email copy to:    Attn: Sam Farb
Berliner Cohen
10 Almaden Blvd., 11th Floor
San Jose, CA 95112
Tel: 408-286-5800
Email: sam.farb@berliner.com

Notices to Escrow Agent:    Fidelity National Title Company
                2099 Gateway Place, Suite 100

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                San Jose, CA 95110
                Attn: Melissa Tousley
Tel:
Email:

or to any other party or any other address as any of the foregoing parties may indicate by notice to the other parties made in accordance with the terms of this Section 19. Attorneys for a party shall be authorized to give and receive notices on behalf of such party. Written adjournments and extensions of time signed by an attorney for a party shall be binding upon that party.

19Independent Consideration. One Hundred and 00/100 Dollars ($100.00) of the Deposit constitutes independent consideration ("Independent Consideration"), for Buyer's right to inspect the Property, for Seller's execution, delivery and performance of this Agreement for Seller's execution of this Agreement and agreement to sell the Property to Buyer and for the grant to Buyer of the right to conduct its due diligence investigation of the Property and the grant to Buyer of the right to terminate this Agreement on or before the expiration of the Inspection Period in connection with such due diligence investigation. The Independent Consideration is independent of any other consideration or payment provided for in this Agreement and is non-refundable to Buyer and shall be retained by Seller in the event of the Closing hereunder or termination of this Agreement for any reason.

20	Brokerage.
20.1    Seller hereby represents and warrants to Buyer that it has not engaged any finder, broker or other sales agent with respect to any of the transactions described in this Agreement or otherwise relating to the sale of all or any portion of the Property, other than Eastdil Secured and CBRE ("Seller’s Broker"). Any commission due to Seller’s Broker shall be paid by Seller pursuant to a separate agreement or agreements between Seller and Seller’s Broker.
20.2    Buyer hereby represents and warrants to Seller that it has not engaged any finder, broker or other sales agent with respect to any of the transactions described in this Agreement or otherwise relating to the purchase of all or any portion of the Property except for Colliers International (“Buyer’s Broker”). Seller shall pay a commission of three percent (3%) of the Purchase Price to Buyer’s Broker at Closing.

20.3    Each party agrees to indemnify, defend and hold harmless the other from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) caused by or arising out of: (a) a breach of any of the aforesaid representations and warranties of the indemnifying party set forth in Section 20.1 or Section 20.2 above, as the case may be; and (b) any claims for any brokerage or sales commissions, finder's fees, consultant's fees or any other similar fees or compensation of any person (other than the brokers mentioned herein) claiming to have

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dealt with, on behalf of, through or under such indemnifying party. The provisions of this Section 20 shall survive the Closing or the earlier termination of this Agreement.

21
Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that its recourse against Seller under this Agreement or under any other agreement, document, certificate or instrument delivered by Seller to Buyer (other than the Lease), or under any law applicable to the Property or this transaction, shall be strictly limited to Seller's interest in the Property and rents and income therefrom and insurance proceeds payable to Seller (or upon consummation of the transaction contemplated hereunder, to the net proceeds of the sale thereof actually received by Seller and/or the holdback funds referred to in Section 8.2.1 above), but in no event shall Buyer seek or obtain any recovery or judgment against any of Seller's other assets (if any) or against any of Seller's members, partners, or shareholders, as the case may be (or their constituent members, partners, or shareholders, as the case may be) or any director, officer, employee or shareholder of any of the foregoing. Buyer agrees that Seller shall have no liability to Buyer for any breach of Seller's covenants, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, except to the extent permitted hereunder. The parties hereto acknowledge and agree that the provisions of this Section 21 shall not be applicable to any breach or default by Seller, as tenant, of any of its obligations under the Lease.

22	Time of the Essence. Time is of the essence for the rendering of payment and performance under this Agreement.

23
Attorney's Fees. In the event either party hereto commences litigation against the other to enforce its rights hereunder, or to interpret any of the terms or conditions of this Agreement, the substantially prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation, including the cost of in-house counsel and any appeals.

24
No Assignment by Buyer. This Agreement may not be assigned by Buyer without the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion. Notwithstanding the foregoing, Buyer may assign this Agreement to an entity managed and 100% controlled by Buyer or to any entity controlling, controlled by or in common control with Buyer; provided, however, Buyer shall provide documentation reasonably acceptable to Seller to confirm the management and control of the proposed assignee or that such assignee is an entity controlling, controlled by or in common control with Buyer. Any attempted assignment requiring Seller's consent that is conducted without Seller's required prior written consent will, at Seller's option, be voidable and constitute a material breach of this Agreement. If an assignment requires the consent of Seller and Seller consents to an assignment, the assignment will not be effective against Seller until Buyer delivers to Seller a fully executed copy of the assignment instrument, which instrument must be reasonably satisfactory to Seller in both form and substance, pursuant to which the assignee assumes and agrees to perform for the benefit of Seller the obligations of Buyer

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under this Agreement accruing from and after the effective date of such assignment, and pursuant to which the assignee makes the warranties and representations required of Buyer under this Agreement. Any such assignment will not release Buyer from any of its obligations under this Agreement. In the event of an assignment by Buyer of this Agreement, Buyer shall pay one hundred percent (100%) of the transfer taxes, if any, and transaction costs payable in connection with such assignment, if any, and Buyer shall indemnify, hold harmless and, if requested by Seller (in Seller's sole discretion), defend (with counsel approved by Seller) Seller Parties from and against any and all Claims arising from or related to such assignment. Any assignment permitted under this Section 25 shall not be effective until immediately preceding the close of Escrow. The provisions of this Section 25 shall survive Closing.

25
Governmental Approvals. Nothing contained in this Agreement shall be construed as authorizing Buyer to apply for or create a zoning change, variance, subdivision maps, lot split, lot line adjustment, or other discretionary governmental act, approval or permit with respect to the Property prior to the Closing, and Buyer agrees not to do so. Buyer's obligation to purchase the Property shall not be subject to or conditioned upon Buyer's obtaining any variances, zoning amendments, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit, unless expressly set forth herein. Notwithstanding the foregoing, nothing in this Agreement prohibits Buyer or any of its representatives from doing anything that would be legally permissible if Buyer had not entered into this Agreement.

26
Confidentiality. Buyer and Seller agree to maintain the confidentiality of the terms and provisions of this Agreement and agree not to disclose any of the terms hereof to any third parties, except that Buyer and Seller may disclose the terms hereof to their third party advisors (including engineers, consultants, contractors, accountants and attorneys) for the purposes of providing and giving professional advice for performing professional services on behalf of Buyer and Seller with respect to the transactions contemplated herein and the businesses of Seller and Buyer generally, and except as may be required under applicable laws or court order or to satisfy regulatory requirements applicable to Buyer or Seller. Buyer shall also have the right to disclose the terms of this Agreement to Buyer's lenders and investors with a need to know. Buyer shall also have the right to disclose to the City of San Jose that it has entered into this Agreement with Seller.

27
Tax Deferred Exchange. If either or both Seller or Buyer so requests, the other party shall cooperate with the requesting party to the extent reasonably necessary for the requesting party to qualify all or a portion of the sale or purchase of the Premises as a tax deferred exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended; provided, however, that the non-requesting party shall not be obligated to take title to any property other than the Property, incur any additional expenses (including attorneys' fees or transfer tax liability) or liability on account of its accommodation of the requesting party nor shall such tax deferred exchange delay the Closing Date.

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28	Additional Covenants of Seller. Between the Effective Date and the Close of Escrow (or earlier termination of this Agreement), Seller covenants and agrees that it shall:

28.1    Maintain, or cause to be maintained, the Property in generally the same condition as exists as of the date hereof, and operate the Property in accordance with the same management standards as were employed by Seller prior to the Effective Date, subject to the changes anticipated by this Agreement and the Lease.

28.2    Not enter into any contracts or agreements affecting the Property, the term of which will extend beyond the Close of Escrow, or amend, alter, or terminate any Service Contract without first obtaining the written consent of Buyer (which consent shall not be unreasonably withheld).

28.3    Not transfer the Property nor execute or consent to the execution of any new lease (other than the Lease contemplated to be entered into between Seller, as tenant, and Buyer, as landlord) or other agreement granting third parties rights to occupancy or possess any portion of the Property, modify, amend or terminate the Cell Tower Lease, or suffer the creation of any lien or encumbrance whatsoever which may affect the condition of title of the Property, or any portion thereof, without the prior written consent of Buyer. Seller shall not accept any rent from the tenant under the Cell Tower Lease more than one month in advance of the rent’s due date.

28.4    Pay for all work performed, materials furnished, or obligations incurred by Seller and/or its contractors, subcontractors, agents, and employees in regard to the Property and keep the Property free and clear from any and all claims, liens, demands, charges, attachments, encumbrances, or litigation arising out of any work performed, materials furnished, or obligations incurred by the persons identified in this Section 29.4 relating thereto, and if any such lien is filed or levied, Seller shall secure its release prior to the Closing. Seller’s obligations under the immediately preceding sentence shall survive the Closing.

28.5    Deliver to Buyer each and every material notice or communication Seller receives in writing from any governmental body pertaining to the ownership, operation, use, repair, maintenance or replacement of the Property, or applicable part thereof, promptly following Seller’s receipt of the same.

28.6     Fully perform the obligations of the landlord or lessor under the Cell Tower Lease and promptly notify Buyer of any and all defaults or alleged defaults by the tenant under the Cell Tower Lease.

28.7    Keep in effect all insurance coverage currently in force with respect to the Property and promptly comply with all requirements of the insurance companies with respect to such coverage.

29	Miscellaneous.

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29.1    This Agreement shall be governed by and construed in accordance with the laws of the State of California (excluding choice of law principles).
29.2    Neither this Agreement nor any provision hereof may be waived, amended, discharged or terminated except by instrument in writing signed by the party against which the enforcement of such waiver, amendment, discharge or termination is sought and then only to the extent set forth in such instrument.
29.3    It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Agreement which, together with the exhibits attached hereto, fully and completely express their agreement.
29.4    Whenever the context shall require, the singular shall include the plural, the plural shall include the singular and words of any gender shall be deemed to include words of any other gender. If two or more persons or entities constitute Buyer hereunder, then they shall be jointly and severally liable for the obligations of Buyer hereunder, and Seller may rely on, and all of such persons or entities shall be bound by, any writing executed by any one or more of them.
29.5    The time in which any act required or permitted by this Agreement is to be performed shall be determined by excluding the day upon which the event occurs from whence the time commences. The term "Business Day" shall mean a day other than a Saturday, Sunday, federal holiday or other day on which commercial banks in California are authorized or required by law or executive order to close. If the last day upon which performance hereunder would otherwise be required or permitted is not a Business Day, then the time for such performance shall be extended to the next day that is a Business Day.
29.6    The terms "herein," "hereof' or "hereunder" or similar terms used in this Agreement refer to the entire Agreement and not to the particular provision in which the term is used unless the context otherwise requires.
29.7    The captions in this Agreement are for convenience and reference only and in no way define, limit or describe, the scope of this Agreement or the intent of any provision hereof.
29.8    This Agreement shall be interpreted without the aid of any presumption against the party drafting or causing the drafting of the provision in question, and the principle of law set forth in California Civil Code §1654 (or its successor) that contracts are construed against the drafter shall not apply and this Agreement shall be construed in accordance with its fair meaning.
29.9    Subject to the limitations on transfer contained herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and their permitted assigns. This Agreement and all documents, understandings and arrangements

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relating hereto or to the transactions contemplated hereby have been negotiated, executed and delivered on behalf of Seller and Buyer by their partners or members, as the case may be, in their representative capacities and not individually, and no officer, director, employee, member, partner, agent or shareholder of Seller or Buyer shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Seller or Buyer hereunder or under any documents, understandings and arrangements relating hereto or in connection with the transactions contemplated hereby.
29.10    This Agreement shall not be effective unless and until executed and delivered by each of Buyer and Seller. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be severable, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect. To the extent permitted by applicable law, the parties hereto waive any provision of law that which prohibits or renders void or unenforceable any provision hereof.
29.11     Buyer shall not record this Agreement or any evidence thereof.
29.12     Any and all payments to be made by Buyer under this Agreement to, on behalf of or at the request of Seller or Escrow Agent shall be made by unendorsed certified check or official bank check or by wire or electronic transfer of federal funds to a bank account designated by Seller or . Notwithstanding the foregoing, any payment to be made to Escrow Agent on account of the Purchase Price may be made by wire transfer of federal funds to a bank account designated by Escrow Agent. Any payment made by wire transfer shall not be deemed to have been made until confirmed as received by the transferee bank and credited to the transferee account.
29.13    This Agreement may be executed in several counterparts, each of which, when taken together, shall be deemed an original and constitute one and the same document.
29.14    This Agreement may be executed by facsimile or electronic signature, and delivering by a party hereto of the facsimile or electronic signature of such party shall have the same force and effect as the delivery of an original signature of such party.
29.15    The parties hereto agree that the submission of an executed copy or counterpart of this Agreement by one party to another is not intended by either party to be, or be deemed to be a legally binding contract or an offer to enter into a legally binding contract. The parties shall be legally bound pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, and both

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Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement.

29.16     The following Schedules, referred to herein and attached hereto, are expressly made a part of this Agreement:

Schedule 1    List of Personal Property, Trade Fixtures and Equipment
to be Removed, or Caused to be Removed, by Seller

Schedule 1A    Plan Showing Location of Pathway Through Which
                Printing Presses will be Removed

Schedule 2    Cell Tower Lease

Schedule 3    List of Existing Service Contracts

29.17     The following exhibits, referred to herein and attached hereto, are expressly made and constitute a part of this Agreement:
Exhibit A    Legal Description
Exhibit B    Form of Lease
Exhibit C    Form of Deed
Exhibit D    Form of FIRPTA affidavit
Exhibit E    Form of Assignment of Warranties
Exhibit F    Assignment of Cell Tower Lease
Exhibit G    Notice to Cell Tower Tenant
Exhibit H    Bill of Sale
Exhibit I    Holdback Escrow Instructions

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IN WITNESS WHEREOF, the parties hereto, intending legally to be bound hereby, have executed this Agreement as of the day and year first above written.

SELLER                    SAN JOSE MERCURY NEWS, LLC
                        a California limited liability company

September 20, 2013                    /s/ Sharon Ryan
Date
By    Sharon Ryan

Its    CFO

BUYER                    SUPER MICRO COMPUTER, INC.,
                        a Delaware corporation

September 20, 2013                    /s/ Charles Liang
Date
By    Charles Liang

Its    Chairman of the Board and
Chief Executive Officer

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Joinder of Escrow Agent

The Escrow Agent hereby executes this Agreement for the sole purpose of acknowledging its responsibilities hereunder and to evidence its consent to serve as Escrow Agent in accordance with the terms of this Agreement.

ESCROW AGENT:

Date
By

Its

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SCHEDULE 1

LIST OF PERSONAL PROPERTY, TRADE FIXTURES AND EQUIPMENT
TO BE REMOVED, OR CAUSED TO BE REMOVED, BY SELLER

All personal property, furniture, and furnishings of Seller located on the Real Property, except for the building systems and equipment referred to in Section 1(iii) of this Agreement and the Equipment identified in clauses (A) – (H) of Section 1(iv) of this Agreement to be retained at the Property, but including the following items to be removed, or caused to be removed, by Seller:

1.All printing presses and rolls of paper;

2.All waste compactors and bins except for one (1) hydraulic waste compactor and bin located at the northern-most area of the dock.

3.All ink storage vessels and related equipment along with ink-related pipes in ceiling leading to printing presses;

4.All racks;

5.All Tenant identification signs, including, without limitation, Tenant identification signage on building and on monument sign;

6.All materials and equipment stored on the Real Property by Bay Cities Paving &
Grading, Inc.; and

7.Red carbon dioxide tank located adjacent to loading dock and associated piping and connections.

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SCHEDULE 1A

PLAN OR MAP SHOWING LOCATION OF PATHWAY THROUGH WHICH PRINTING PRESSES WILL BE REMOVED FROM WAREHOUSE LEADING TO ROLL UP DOORS

[to be attached]

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SCHEDULE 2

CELL TOWER LEASE

[to be attached]

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SCHEDULE 3

LIST OF EXISTING SERVICE CONTRACTS

[to be attached]

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EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

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Title No. 12·51056806-A-EB Locate No. CAFNT0943-0943·0051-0051056806

LEGAL DESCRIPTION
EXHIBIT "A"

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

Beginning at a post in the center of the Coyote Creek as the same existed in 1865 at the Southeasterly corner of that certain 110.51acre tract of land conveyed by the Commissioners of the Funded Debt of the City of San Jose, to Fanny M. Schallenberger, by Deed dated February 23, 1865 and recorded August 16, 1865 In Book U of Deeds, Page 41, Santa Clara County Records;thence along the Southeasterly boundaries of said 110.51 acre tract of land,S. 49° 38' W. 12.64 chains; thence N. 40° 22' W. 1.54 chains; thence S. 49° 38' W. 15.41 chains; thence leaving said 110.51 acre tract of land and running along the boundaries of that certain 69.29 acre tract of land conveyed by the Commissioners of the Funded Debt of the City of San Jose, to Joseph Aram, by Deed recorded In Book T of Deeds, at Page 696, Santa Clara County Records, S. 40° 22' E. 4.37 chains; thence N. 49° 38' E. 15.41 chains; thence S. 40° 22' E. 3.21 chains; and thence N. 49° 38' E. 14.75 chains to a post in the channel of the Coyote Creek as the same existed In 1865; thence down said channel N. 44° 45' W. 6.03 chains to the point of beginning, being a part of 500 Acre Lot No.37 of the former Pueblo Lands of San Jose, and being the same tract of land conveyed by The Commissioners of the Funded Debt of the City of San Jose, to Sarah M. Cool by Deed dated June 14,1865 and recorded June 14, 1865 in Book T of Deeds, Page 694, Santa Clara County Records.

Excepting therefrom all that portion thereof lying Easterly of the Westerly line of the lands and right of way of the Central Pacific Railroad Company, being a strip of land 40 feet wide, as condemned in that certain action entitled, "The Western Pacific Railroad Company, a Corporation, Plaintiff vs. Joseph Aram, P.Y. Cool, et al, Defendants" in the District Court of the State of California, in and for the County of Santa Clara, Case No. 2072.

Also excepting therefrom all that portion thereof conveyed to the State of California by Deed dated February 4, 1952 and recorded April 16, 1952 in Book 2403 of Official Records, Page 29, Santa Clara County Records, described as follows:

Commencing at the most Westerly corner of that certain Parcel of land acquired by Ethel Clare Bull, et al, through the Decree of Distribution In the Estate of Kate Mary Ann Townsend, deceased, recorded February 16,1942 in Book 1073 Page 449 of Official Records of Santa Clara County, said corner being on the property line common to the lands, now or formerly of Ethelaare Bull, et al and of Margaret E. McNaught, and being also distant N. 50° 20' 03" E. 86 feet from Engineer's Station 51+ 20.60 on the "A" line of the Department of Public Works'

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Survey for the State Freeway in Santa Clara County, between Route 68 and 0.2 mile South of Brokaw Road, Road IV-SC1-69-A; thence along said common property line 50° 20' 03" E., 12.07 feet to a line parallel with and distant 85 feet, Easterly at right angles from said "A" line; thence along said parallel line S. 9° 44' 57" E., 24.25 feet to a point on the property line common to the lands; now or formerly, of Ethel Clare Bull, et al and of Edwin Cabeca, et ux, last said point being at coordinated Y. 321,832.63 feet and X+1,592,457.70 feet; thence along last said common property line N. 39° 35' 57" W., 21.01feet to the point of commencement.

Also excepting therefrom that portion lying within Ridder Park drive, as described in the Deed to City of San Jose, recorded December 30, 1965 as Instrument No. 2984699.

APN: 237-05-036

PARCEL 2:

A non-exclusive easement for Ingress and egress over the existing driveway traversing the remaining lands of the grantors herein from the Northeasterly line of the lands and right of way of the Western Padfie Railroad Company, in a Northeasterly direction to the Schallenberger Road.

PARCEL 3:

Beginning at an iron pipe set at the point of intersection of the Northwesterly line of the right of way of the Southern Pacific Company with the Northwesterly line of that certain parcel of land described in the Deed from Clarence J. Johnson,et ux, to O. C. Easter Dated August 23, 1956 and Recorded August 24, 1956 in Book 3588 of Official Records, Page 445; thence along the Northwesterly line of said Easter parcel of land, S. 63° 38' 40" W. 201.49 feet and S. 49° 21' 10" W. 798.77 feet to an iron pipe set at a Northwesterly corner thereof; thence N. 40° 34' W. 306.23 feet to an iron pipe; thence N. 49° 21' 10" E. 1014.08 feet to an iron pipe; thence S. 40° 32' 05" E. 210.24 feet to an iron pipe; thence N.49° 14' 15" E. 90.19 feet to an iron pipe set on the Northwesterly line of said Southern Pacific Company right of way; thence along said Northwesterly line S. 03° 34' E.182.89 feet to the Point of Beginning and being shown and delineated as a 7.381acre parcel of land upon that certain Survey Map filed for Record In the Office of the Recorder of the County of Santa Clara, State of California on March 7, 1957 in Book 79 of Maps, at Page 7.

APN: 237-05-016

PARCEL 4:

A portion of that 37.078 acre parcel of land shown on the Record of Survey recorded in Book 150 of Maps at Page 25, Santa Clara County Records, and more particularly described as follows:

Commencing at the most Southerly corner of said 37.078 acre parcel; thence North 49° 31' 10" East, 79.66 feet along the Southerly line of said 37.078 acre parcel to a point In the Easterly

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line of that parcel of land granted to the City of San Jose for Street purposes by a Deed recorded in Book 7404, Page 594,said Easterly line being parallel with and offset Easterly from the Easterly line of the State freeway as established by the Deed to the State of California recorded February 15, 1952 in Book 2617 of Official Records, Page 306; (170 feet wide), the True Point of Beginning;

Thence along the Easterly, Southerly and Westerly lines of said parcel granted to the City, the following seven courses:

1. North 10° 30' 11" West, 709.43 feet to the beginning of a curve to the right;
2. Northerly along said curve, having a radius of 40.00 feet, through a central angle of 60° 03' 17", an arc length of 41.93 feet;
3. North 49° 33' 06" East, 1031.90 feet to the beginning of a curve to the right;
4. Easterly along said curve, having a radius of 30.00 feet, through a central angle of 85° 00' 39", an arc length of 44.51feet;
5. South 45° 26' 15" East, 373.81feet to the beginning of a curve to the left;
6. Southerly along said curve, having a radius of 1000.00 feet, through a central angle of 04° 25' 38", an arc length of 77.27 feet;
7. South 49° 51' 53" East,12.00 feet to the Westerly line of a strip of land 40 feet wide, the "right of way of the Central Pacific Railroad Company'', as described in the judgment entered in District Court case 2072;

Thence South 03° 21' 23" East, 306.06 feet along said Westerly line to the Southerly line of said 37.078 acre parcel; Thence along said Southerly line,the following three courses:

1. Thence South 49° 14' 11" West, 392.75 feet;
2. Thence North 40° 28' SO" West, 100.32 feet;
3. Thence South 49° 31' 10" West, 917.34 feet to the True Point of Beginning.

Being the same property shown In the Lot Line Adjustment Permit by the City of San Jose, Recorded October 06,1999 as Instrument No. 15009255.

APN: 237-05-039

CLTA Preliminary Report Form- Modified (11/17/06)

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EXHIBIT B
LEASE

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LEASE

750 Ridder Park Drive

For and in consideration of the rental and the covenants and agreements hereinafter set forth to be kept and performed by the Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises herein described for the Term, at the Rent and subject to and upon all of the terms, covenants, and agreements hereinafter set forth (the “Lease”).

1.	FUNDAMENTAL LEASE PROVISIONS
This Lease is made and entered into by Landlord and Tenant this ___ day of ____, 2013.
Landlord: Super Micro Computer, Inc., a Delaware corporation
Tenant: San Jose Mercury-News, LLC, a California limited liability company
Premises (Section 2):
Approximately 323,820 square feet of building floor area, parking lots, and surrounding grounds (collectively, the “Premises”), all as depicted on Exhibit A, attached hereto and incorporated herein by reference, located at 750 Ridder Park Drive, San Jose, California. This approximation is for descriptive purposes only and any inaccuracy in this approximation shall not change the rent or any of the other terms or conditions of this Lease. The property consists of approximately 35.68 acres of land designated as Assessor's Parcels Nos. 237-05-016, 327-05-036 and 237-05-039. Certain portions of the Premises shall be surrendered by Tenant to Landlord on a schedule, as described in Section 2, and upon surrendering possession of such applicable portion of the Premises to Landlord, such surrendered portion of the Premises shall no longer be deemed part of the Premises for purposes of this Lease except that Tenant shall remain obligated to pay all Rent allocable to the entire, original Premises referred to above through the expiration of the Term of this Lease, as the same may be extended notwithstanding that Tenant may have surrendered possession of portions of the original Premises to Landlord in accordance with Section 2 below. Accordingly, where Tenant is to pay directly or reimburse any expenses of the “Premises” (such as e.g. taxes and insurance costs), for the purposes of calculating Tenant's monetary obligations under this Lease, the reference to Premises shall nonetheless mean and refer to the entire, original Premises (i.e. approximately 323,820 square feet of building floor area, parking lots and surrounding grounds), irrespective of the reduced use and/or occupancy by Tenant and/or surrender of portions of the original Premises.
Lease Term (Section 3):

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The “Term” of this Lease will end on Friday, April 18, 2014, subject to early termination as to particular portions of the Premises, as described in Section 2 below and subject to extension as provided below solely as to the Offices. Tenant also may terminate the lease earlier as to these particular portions of the Premises by giving Landlord thirty (30) days' notice of termination. Tenant shall have two (2) options to extend the Term of this Lease (except for those portions of the Premises identified in Section 2 as having fixed surrender dates) by three (3) consecutive months for each option, provided that Tenant is not in default under this Lease at the time of exercise of the extension option or at the commencement of the option term. Each option may be exercised only by Tenant giving Landlord written notice of extension at least ten (10) days before expiration of the then-existing term. Tenant may not exercise the second extension option unless it has timely and properly exercised the first extension option referred to above.
The Term will commence on the date that a grant deed is recorded vesting title to the Premises in Landlord (the “Commencement Date”) pursuant to that certain Purchase and Sale Agreement made between Landlord, as the “Buyer,” and Tenant, as the “Seller,” (the “Purchase Agreement”), as a requirement of which and pursuant to which this Lease is being made between Landlord and Tenant.
Rent (Section 4):

As and for Rent, Tenant shall pay all real and personal property taxes and assessments, insurance costs, maintenance costs and utilities of and for the Premises during the Term of this Lease and all other sums expressly required to be paid by Tenant pursuant to the terms of this Lease, subject to the terms and conditions contained in this Lease, including without limitation Section 19.13 regarding holdover rent.

Security Deposit (Section 5): None
Use (Section 7): General office use and ancillary uses in connection with the operation of a news and media company.
Addresses for Notices (Section 19.17):

Landlord     Attn:    Charles Liang, CEO
Super Micro Computer, Inc.
980 Rock Avenue
San Jose, CA 95131
Tel:     _____________
Email:     _____________

With copies to:

Attn: Robert Aeschliman, General Counsel
Super Micro Computer, Inc.

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980 Rock Avenue
San Jose, CA 95131
Tel: 408-546-8298
Email: Roberta@supermicro.com

Attn: Sam Farb
Berliner Cohen
Ten Almaden Boulevard, 11th Floor
San Jose, CA 95113
Tel:    408.286.5800
Email:    sam.farb@berliner.com

Tenant	Attn: Marshall Anstandig, General Counsel
California Newspaper Partnership
750 Ridder Park Drive
San Jose, CA 95190
Tel: 408.920.5790
Email:manstandig@bayareanewsgroup.com

With copies to:

Attn: Joe Miller, Vice President, Real Estate
Digital First Media
708 Third Avenue, 19th Floor
New York, NY 10017
Tel:    646.664.4020
Email:    jmiller@digitalfirstmedia.com
and

Attn: Geoffrey C. Etnire
Nossaman, LLC
50 California Street, 34th Floor
San Francisco, CA
Tel:    408.799.2992
Email:    getnire@nossaman.com
Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Section 1 shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision and the referenced Sections. In the event of any conflict between a Fundamental Lease Provision and the balance of the Lease, the latter shall control.
THE FOREGOING FUNDAMENTAL LEASE PROVISIONS ARE HEREBY APPROVED.

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LANDLORD: Super Micro Computer, Inc. By: ___________________________ Name: _________________________ Title: __________________________	TENANT: San Jose Mercury-News, LLC By: Name: _________________________________ Title: __________________________________

2.	PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the Term, at the Rent, and upon terms and subject to the covenants and conditions hereinafter set forth, those certain Premises, described in Section 1 hereof. Tenant shall surrender to Landlord for Landlord's sole and exclusive use and occupancy certain portions of the Premises on or before the dates indicated below (references are to Exhibit B):

Paper Warehouse    Monday, December 2, 2013

Mail Room        Friday, February 14, 2014

Press Room        Monday, April 14, 2014

Fleet Maintenance Bldg     Monday, December 2, 2013
[Tenant may conduct remediation activities in and around the Fleet Maintenance Building until Monday, January 6, 2014]

The locations of the Paper Warehouse, Mail Room, Press Room and Offices, respectively, comprising part of the Premises are more particularly depicted or identified on Exhibit B attached hereto.

By subsequent, written agreement and from time to time, Landlord and Tenant may agree in writing in their sole and absolute discretion on extensions to the surrender dates listed above. In any case where Tenant is to pay directly or reimburse any expenses of the “Premises” (such as e.g. taxes and insurance costs), for the purposes of calculating Tenant's monetary obligations under this Lease, the reference to Premises shall nonetheless mean and refer to the entire, original Premises (i.e. approximately 323,820 square feet of building floor area, parking lots and surrounding grounds), irrespective of the reduced use and/or occupancy by Tenant and/or surrender of portions of the original Premises.

In addition to the surrender deadlines described above for the Paper Warehouse, Mail Room, Press Room, Fleet Maintenance Building and Offices, Landlord and Tenant desire to confirm the specific understandings with regard to a variety of sub-tasks and understandings related thereto as follows:

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(i)	The isolated smaller storage space (the so-called maintenance garage) outside of the main building will be available for Landlord to occupy by December 2nd, 2013.

(ii)	The service hole made by Tenant to remove the existing 2-story high ink tank from the Press Room will be restored by Tenant by December 2nd, 2013.

(iii)	The exterior wall panel to be removed by Tenant at the back of the Press Room to facilitate press removal will be restored by April 14th, 2014.

(iv)
The specific deadlines for removal by Tenant of the contents of the exterior and interior ink tank rooms (e.g. tanks and piping) shall be April 18, 2014, except that the deadline for restoration of the opening in the wall of the interior ink tank room, adjacent to the Paper Warehouse, shall be December 2, 2013. If the contents of the interior ink tank room are not fully removed by December 2, 2013, Tenant must remove the remaining contents through the Press Room as part of the removal of the presses by April 18, 2014.

(v)
Any other miscellaneous areas (including but not limited to the receiving/shipping area/truck checkpoint booth, etc.) not otherwise identified herein will be available not later than the end of the Term of this Lease.

(vi)
The exterior staging area adjacent to the shipping and receiving dock will be utilized by Tenant for its removal process till end of the Lease Term; provided that reasonable accommodation of Landlord's use on a shared basis that does not impede Tenant's removal obligations shall be accommodated by Tenant.

(vii)
A pathway to the loading doors, and across a portion of the surrendered Paper Warehouse, will be required by Tenant to properly remove its equipment from different areas in the Press Room. Tenant will endeavor to remove its equipment in an environmentally-friendly manner and with due regard for Landlord's business operations. Tenant may remove the press equipment through the Paper Warehouse any hour of the day and any day of the week, provided that reasonable, 24-hour prior notice is given to Landlord. Landlord and Tenant shall schedule a weekly meeting to establish the removal schedule for the following week. Landlord acknowledges that Landlord will need to install fencing along the pathway to secure Paper Warehouse area at its own expense.

3.	TERM

The term of this Lease shall continue during the Term specified in Section 1 hereof, unless sooner terminated as hereinafter provided in this Lease (the “Lease Term”).

4.	RENT

4.1. As rent and subject to the terms and conditions of this Lease, Tenant shall pay the sums described in Section 1 (“Rent”). No additional payments of money shall be required of Tenant. Rent shall not be reduced or abated merely because of the surrender of certain portions of the Premises, as described in Section 2. However, the Rent shall not include (and Tenant shall not be required to pay) any increase in normal operating costs to the extent attributable to Landlord's occupancy of or activities on the Premises,

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such as, but not necessarily limited to, the following (a) increases in real and personal property taxes levied or assessed against Landlord's own improvements or personal property, (b) increases in insurance premiums properly attributed to Landlord's actual use or occupancy, and (c) increases in utility charges over and above the historic level of utility charges experienced by Tenant that are equitably allocated to Landlord's use.

4.2. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest, shall constitute Rent and shall be payable and recoverable as Rent in the manner provided in this Lease. Unless otherwise specified in this Lease, all sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) days after notice from Landlord of the amounts due. All Rent shall be paid without offset, recoupment or deduction, in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate. All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect.

5.	Security Deposit

No security deposit shall be required of Tenant.

6.	TAXES

6.1. Real Property Taxes

6.1.1 Payment. Tenant shall pay all real property taxes and assessments allocable to the Premises for the Lease Term, whether or not any or all of the Premises has been surrendered to Landlord. Tenant shall pay such real property taxes and assessments to Landlord within ten (10) days after receipt by Tenant of a statement of the amount due, which shall include the any documentation upon which the calculation of the amount due is based. If Tenant is in possession of the Premises for any fractional month, Tenant shall pay for that month a pro-rated share of that month's payment under this Section, based on a thirty (30) day month and the number of days of Tenant's possession in that month. The amount owed by Tenant under this Section shall be determined based on the latest tax bill. If any real property taxes or assessments are levied against the property that are not reflected in the latest tax bill, those additional items shall also be taken into consideration in determining Tenant's obligations hereunder. Tenant's obligation to pay Rent for the Term shall survive the expiration or sooner termination of this Lease.

6.1.2 Definition. As used in this Lease, the term “real property tax” shall include any form of assessment, license fee, rent tax, levy, penalty, or tax (other than estate, inheritance, net income or franchise taxes), imposed by any authority having the

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direct or indirect power to tax including without limitation, the EPA, any city, county, state, or federal government or any improvement or other district or division thereof, whether such tax is (I) determined by the area of the Premises or the Rent or other sums payable hereunder or by other means, or (ii) with respect to any legal or equitable interest of Landlord in the Premises or any part thereof, including, without limitation, ad valorem taxes and gross receipts taxes and increases in taxes arising from a change in ownership. Excluded from this definition are any and all net income taxes, and business license taxes and any and all other taxes imposed directly on Landlord.

6.2. Personal Property Taxes.

Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property contained within the Premises.

7.	USE.

7.1. Use. The Premises shall be used and occupied by Tenant only for the purposes set forth in Section 1 hereof and for no other purposes whatsoever without obtaining the prior written consent of Landlord.

7.2. Condition of Premises. The Premises are being acquired by Landlord pursuant to the Purchase Agreement on the Commencement Date; Tenant has occupied the Premises for many years before the Commencement Date and knows that the Premises are in very poor condition. Tenant hereby accepts the Premises entirely “AS IS”, without any representation or warranty of Landlord of any sort. Tenant hereby accepts the Premises subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto, and subject to any other matters that are likely to be within the knowledge of a sophisticated party with long-term possession of commercial real property. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises or the suitability thereof for the conduct of Tenant's business, the utility services provided to the Premises or the distribution of those utility services within the Premises, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises whatsoever, and shall have no obligations with respect to the repair or maintenance of the Premises.

7.3. Compliance with Law. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance, or governmental rule or regulation or requirements of duly constituted public authorities now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises

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(“Laws”). The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation or requirement, shall be conclusive of the fact as between Landlord and Tenant. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of Landlord or other tenants or occupants of the Premises, or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises nor shall Tenant conduct any auction upon the Premises.

7.4. Hazardous and Toxic Substances.

Pursuant to the Purchase Agreement, the Buyer (Landlord) and Seller (Tenant) have established their contractual obligations to each other with regard to existing hazardous materials on the Property (Premises), known and unknown. The contractual obligations of the parties to each other with regard to hazardous materials existing on the Property (Premises) prior to the Commencement Date of this Lease shall be governed by the Purchase Agreement and not by this Lease, the provisions of which shall not be deemed to affect the contractual obligations established under the Purchase Agreement. The obligations established by this section of the Lease are prospective only and shall apply only to those operations, activities and contamination occurring from and after the Commencement Date. The presence, use or emission of Toxic Materials at the Premises prior to the Commencement Date, and/or contamination existing to the Commencement Date shall be governed instead by the applicable provisions of the Purchase Agreement.

7.4.1 Tenant shall not cause or permit any substance, material, waste or item which is or becomes regulated by any federal, state, regional or local governmental authority because it is in any way hazardous, toxic, carcinogenic, mutagenic or otherwise adversely affects any part of the environment, or creates risks of any such hazards or effects to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors, licensees, customers, or invitees, without the prior written consent of Landlord, which consent Landlord shall not withhold so long as Tenant demonstrates to Landlord's satisfaction, in the exercise of Landlord's sole and absolute discretion, that such items, and the quantities thereof, are necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all “Environmental Laws” (as hereinafter defined). Tenant shall comply, at its sole cost, with all federal, state and local laws, statutes, ordinances, codes, regulations and orders relating to the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release and disposal of any flammable, combustible, explosive, infectious, corrosive, caustic, irritant, strong sensitizing, carcinogenic or radioactive materials, hazardous waste, toxic substances or related materials, including without limitation, substances defined as “hazardous substances,” “hazardous materials” or “toxic substances” by federal, state and local laws, and in the regulations adopted in

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publications promulgated pursuant to said laws (collectively referred to herein as the “Environmental Laws”). Such materials and substances are hereinafter collectively referred to as “Toxic Materials.” It shall be the sole obligation of Tenant to obtain any permits and approvals required pursuant to the Environmental Laws.

7.4.2 Tenant shall be solely responsible for and shall indemnify, protect, defend and hold harmless Landlord and its agents, employees, contractors, invitees, licensees, sublessees, representatives, directors, officers, lenders, successors and assigns (collectively hereinafter referred to as the “Indemnitees”) from and against any and all claims, costs, penalties, fines, losses, liabilities, attorneys' fees, damages, injuries, causes of action, actions, judgments, and expenses (including, without limitation, remediation, clean up and monitoring expenses, if applicable) which arise as a result of the receiving, handling, use, storage, accumulation, transportation, generation, spillage, migration, discharge, release or disposal of Toxic Materials in, upon or about the Premises, by Tenant or any of its agents, employees, contractors, licensees, customers, invitees or other representatives during the Term of this Lease. In no event shall Tenant under this Lease be responsible for any environmental condition existing prior to the Commencement Date, the responsibility for such conditions being subject to the Purchase Agreement. This indemnification of the Indemnities by Tenant includes, without limitation, any and all costs incurred in connection with any investigation of site conditions first occurring during the Term and any clean-up, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Toxic Materials present and first introduced in the Term in the soil, subsoils, ground water or elsewhere in, on, under or about the Premises. This indemnification by Tenant under this Section shall survive the termination of this Lease.

7.4.3 If Tenant or its agents, employees, contractors, licensees, customers, invitees or other representatives or any other parties (except the Indemnitees) causes contamination or deterioration of water or soil during the Lease Term resulting in a level of contamination greater than the maximum levels established from time to time during the Term of this Lease by any governmental authority having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to clean up such contamination in the manner required by law. If Tenant fails to take such action, Landlord may, but shall not be obligated to, take such action upon 10 days prior notice to Tenant. In such event, all costs incurred by Landlord with respect to such clean-up activities shall be for the account of Tenant. Any amount(s) so expended by Landlord shall be paid by Tenant promptly after demand by Landlord.

7.4.4 Tenant shall immediately provide Landlord with telephonic notice, which shall later be confirmed by written notice, of any and all accumulations, spillage, discharge, release and disposal of Toxic Materials, onto or within the Premises, and any injuries or damages relating directly or indirectly therefrom.

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7.4.5 On or before the expiration of this Lease, Tenant shall take any and all action required to be taken by a user of Toxic Materials during the Term under the Environmental Laws in order to surrender the Premises to Landlord in a condition which would be completely free of any and all Toxic Materials caused or permitted to be in or about the Premises by Tenant, its agents employees, contractors, licensees, customers, or invitees during the Term. With respect to Toxic Materials introduced to the Premises during the Term, Tenant also shall, at its sole cost and expense, timely comply with all applicable closure requirements and post-closure monitoring, and shall file all required reports or plans.

7.5. Should Tenant breach any promise or fail to satisfy any of the conditions contained in this Section, time being of the essence thereof, without limiting any other rights or remedies available to Landlord, Landlord may, for no additional cause whatsoever, terminate this Lease upon thirty (30) days written notice to Tenant; provided Landlord has notified Tenant in writing of any breach under this Section and Tenant shall have failed to cure such breach within thirty (30) days of such notice. If such cure cannot reasonably be effectuated within such 30 day period, Tenant shall have such additional time as necessary to complete its cure so long as Tenant commences such cure within such thirty (30) day period and is diligently pursuing the same to completion.

8.	REPAIRS, MAINTENANCE AND IMPROVEMENTS

8.1. Tenant's Obligations. Subject to the terms of this Lease, Tenant at its sole cost and expense shall keep the entire Premises in the condition existing as of the Commencement Date (which existing condition is acknowledged to be very poor), and repair to that same condition the entire Premises, including without limitation thereto all doors, locks, windows, glass, plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Premises, unless and to the extent the repair in question is necessitated solely by Landlord's negligence or intentionally wrongful misconduct. Tenant shall not have any obligation to repair or improve any pre-existing conditions, defined to be conditions existing as of the date of commencement of this Lease (for example, one elevator is not now in operating condition, the Property is being sold “AS IS,” and Tenant shall not be required to repair that elevator) Tenant shall not, and shall not permit others, to enter the roofs of the Premises, without Landlord's prior written consent. Landlord shall not be responsible to Tenant for damage to Tenant's property from any cause, including but not limited to: leaking roofs, windows, walls, floors, water pipes, sprinklers, or water entering from other areas within the Premises. Tenant shall maintain at all times adequate insurance to compensate Tenant for any loss of, or damage to, Tenant's property. In no event shall Tenant or Landlord be required to make any structural repairs or capital improvements of any nature. In no event shall Tenant or be required to repair or replace any non-capital item if the cost of to repair or replace that item would exceed Ten Thousand Dollars ($10,000.00), excepting those repair and restoration obligations expressly identified under this Lease or the Purchase Agreement as being Tenant's responsibility (such as e.g. restoring holes cut in walls to

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accommodate Tenant's removal obligations). Except as otherwise provided, there shall be no cap on the costs that Tenant may have to incur for routine maintenance and repair of the Premises to keep the same in the condition existing as of the Commencement Date, except for ordinary wear and tear and except as otherwise provided in this Lease.

8.2. Surrender. Upon the expiration or earlier termination of this Lease, or upon surrender of an applicable portion of the Premises pursuant to Section 2 above, except as otherwise agreed to in writing between the parties, Tenant shall surrender the Premises (or applicable portion thereof to the extent provided in Section 2 above) in the same condition as received, except for ordinary wear and tear and except as otherwise provided in this Lease. Except as otherwise provided by this Lease, Tenant shall not be required to repair any damage to the Premises caused by or in connection with the removal of any personal property, business or trade fixtures, machinery, equipment, cabinetwork, furniture, movable partitions, or permanent improvements or additions. Tenant shall not be required to surrender the Premises in so-called “broom clean” condition, but Tenant shall surrender the Premises in a safe and sanitary condition in good order without any dangerous conditions prevailing within the Premises.

Not later than the expiration or earlier termination of this Lease (or earlier as expressly provided in this paragraph below or in the Purchase Agreement), Tenant shall, at its sole cost and expense, remove, or cause to be removed, from the Premises all personal property, furniture, and furnishings and the equipment referred to on Schedule 1 attached to the Purchase Agreement. Tenant shall not remove any building systems or Equipment described in Section 1(iii) or clauses (A) - (H) of Section 1(iv) of the Purchase Agreement that are to remain at the Premises Tenant agrees that at such time as the printing presses are removed from the Building (which extend down to the first floor of the Building), the cavity or hole remaining after such removal will be placed in a safe condition with appropriate safety measures to assure that no person(s) are exposed to risk of falling into such cavity or hole; such safety measures shall comply with all applicable OSHA standards. In addition, Tenant agrees that at such time as the reel equipment on the first floor of the Building are removed from the Building, the cavity or hole in the floor remaining after such removal will be placed in a safe condition with appropriate safety measures to assure that no person(s) are exposed to risk of falling into such cavity or hole; such safety measures shall comply with all applicable OSHA standards. Upon vacating portions of the Premises as provided in Section 2 above, Tenant, unless otherwise instructed by Landlord, shall cap off the gas lines servicing the vacated portions of the Premises and leave them in a safe condition.

8.3. Landlord's Rights. In the event Tenant fails to perform Tenant's obligations under this Section, Landlord shall give Tenant at least ten (10) days' notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to do the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord, subject to the limitations set forth in Section 8.1 above, as applicable, shall be paid by

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Tenant promptly after demand. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portions of the Premises or in or to fixtures, appurtenances, and equipment therein. Landlord reserves the right to enter Tenant's Premises to repair the roof or roof structures or to install electrical, water, drain, sewer, telephone, ventilation, and other conduits for the benefit of the Premises or of other tenants of the Premises. Repair of the roof or of roof structures may require exposing certain areas of the Premises to the elements. For this purpose Tenant agrees to allow Landlord to occupy the Premises or portion thereof for a period not to exceed three (3) days. Tenant agrees to protect Tenant's own possessions during this period. Anystructural repairs or capital improvements to the Premises shall be at Landlord's sole cost and expense unless such structural repairs or capital improvements are required as a result of the negligence or willful misconduct of Tenant or any of Tenant's agents, employees, contractors, licensees, affiliates, customers, invitees or other representatives, in which event Tenant shall perform or pay for such repairs or improvements.

Tenant acknowledges that the Term constitutes a transition from Tenant's sole use and ownership to Landlord's sole use and ownership and that the parties expressly intend for Landlord is to have liberal access to the Premises during the Term, provided that some reasonable notice of the time and scope of the access is given to Tenant.

9.	ALTERATIONS AND ADDITIONS

9.1. Tenant shall not make alterations, additions, improvements, and/or utility installations to the Premises without the advance consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. As used in this Section, the term “utility installations” shall include, but not be limited to, gas lines, water lines, ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring.

9.2. Except as may otherwise be expressly provided in this Lease and in the Purchase Agreement, , Tenant may not remove utility installations or any alterations or improvements undertaken by or on behalf of Tenant during the Lease Term without Landlord's prior written consent. Landlord hereby grants Tenant the right, during the Term of this Lease, to access any portion of the Premises that is reasonably required to effectuate the plant closure of Tenant's operations and for any remediation and repairs required to be made by Seller under the Purchase Agreement or by Tenant under this Lease; however, Tenant's access shall not unreasonably interfere with Landlord's use and/or development of those portions of the Premises that are surrendered to Landlord pursuant to Section 2 above.

10.	UTILITIES

Tenant shall contract with and pay directly to any utility provider throughout the Term of this Lease, prior to delinquency for all water, gas, heat, light, power, telephone, Internet access,

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sewage, air conditioning and ventilating, scavenger, janitorial, landscaping, and all other services, materials, and utilities supplied to the Premises. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service furnished to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold Rent or other sums due hereunder. Landlord shall have the use of all such utilities for its use within the portions of the real property outside of the portions of the Premises occupied and used by Tenant without charge, to the extent such are not separately metered to the remaining area of the Premises.

11.	LIENS

Tenant shall keep the Premises free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within forty-five (45) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including without limitation reasonable attorneys' fees and costs shall be payable to Landlord by Tenant on demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, and any other party having an interest therein, from mechanics' and material liens. Tenant shall give Landlord at least fifteen (15) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises, except with respect to the removal of Tenants equipment, which Landlord hereby authorizes (except for fixtures).

12.	LANDLORD'S ACCESS

12.1. Landlord and Landlord's agents shall have the right at reasonable times to enter the Premises to inspect the same or to maintain or repair, make alterations or additions to the Premises required by Landlord hereunder or any portion thereof, to determine whether Tenant is complying with all of the provisions of this Lease, to post notices of non-responsibility or to show the Premises to prospective purchasers, tenants, or lenders. Landlord shall have the right to request to temporary use or jointly use with Tenant a portion or portions of the Premises prior to the surrender dates established by the Lease; Tenant may grant or withhold this permission in Tenant's sole discretion. Upon request from Landlord, Tenant shall, within 24 hours, provide Landlord, for Landlord's permanent possession, a copy of any keys required to gain access to the Premises or to any area within the Premises (excluding Tenant's vaults and safes). Landlord may at any time during the last ninety (90) days of the Term of the Lease, place on or about the Premises any ordinary “for lease” signs. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant

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to abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

12.2. Landlord reserves to itself the right, from time to time, to grant such easements, rights, and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

13.	INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

13.1 Indemnity by Tenant. Tenant shall indemnify, defend and hold Landlord, its officers, directors, members, managers, agents, affiliates, lenders, and employees (collectively, the “Landlord Parties”) harmless from and against any and all damages, losses, claims of liability for any injury or damage to any person or property, actions, causes of action, liabilities, demands, judgments, liens, costs and expenses (including, without limitation, attorneys' fees and costs of suit) to the extent arising from Tenant's or any of its agents', employees', contractors', licensees', affiliates', customers', invitees' or other representatives' use or occupancy of the Premises, or any portion thereof, or from the conduct of Tenant's business, or from any activity, work or thing done, permitted or suffered by Tenant or any of its agents, employees, contractors, licensees, affiliates, customers, invitees or other representatives in or about the Premises, or any portion thereof, or elsewhere. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all claims, damages, losses, claims of liability for any injury or damage to any person or property, actions, causes of action, liabilities, demands, judgments, costs and expenses (including, without limitation, attorneys' fees and costs of suit) to the extent arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease, or arising from any act or omission of Tenant or Tenant's agents, employees, contractors, licensees, affiliates, customers, invitees or other representatives and from and against all costs, reasonable attorneys' fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend same at Tenant's expense by counsel satisfactory to Landlord.

13.2 Indemnity by Landlord. Landlord shall indemnify, defend and hold Tenant, its officers, directors, members, managers, agents, affiliates, lenders, and employees (collectively, the “Tenant Parties”) harmless from and against any and all damages, losses, claims of liability for any injury or damage to any person or property, actions, causes of action, liabilities, demands, judgments, liens, costs and expenses (including, without limitation, attorneys' fees and costs of suit) to the extent arising from Landlord's or any of its agents', employees', contractors', licensees', affiliates', customers', invitees' or other representatives' use or occupancy of the Premises, or any portion thereof, or from the conduct of Landlord's business, or from any activity, work or thing done,

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permitted or suffered by Landlord or any of its agents, employees, contractors, licensees, affiliates, customers, invitees or other representatives in or about the Premises, or any portion thereof, or elsewhere. Landlord shall further indemnify, defend and hold Tenant harmless from and against any and all claims, damages, losses, claims of liability for any injury or damage to any person or property, actions, causes of action, liabilities, demands, judgments, costs and expenses (including, without limitation, attorneys' fees and costs of suit) to the extent arising from any breach or default in the performance of any obligation on Landlord's part to be performed under this Lease, or arising from any act or omission of Landlord or Landlord's agents, employees, contractors, licensees, affiliates, customers, invitees or other representatives and from and against all costs, reasonable attorneys' fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend same at Landlord's expense by counsel satisfactory to Tenant.

14.	INSURANCE

14.1. Liability Insurance. Tenant shall at all times during the Term hereof and at its own cost and expense procure and continue in force: (1) Workers' Compensation Insurance as required by law and Employer's Liability Insurance which shall be provided in amounts not less than $1,000,000 each accident for bodily injury by accident, $1,000,000 policy limit for bodily injury by disease, and $1,000,000 each employee for bodily injury by disease; and (2) commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than One Million and No/100ths Dollars ($1,000,000.00) each occurrence for bodily injury and property damage combined, One Million and No/100ths Dollars ($1,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; and (iv) cover liabilities arising out of or incurred in connection with Tenant's and its agents', employees', contractors', licensees', affiliates', customers', invitees' and/or other representatives' use or occupancy of the Premises or the Property. The limits of such insurance shall not limit the liability of Tenant. In addition, Tenant shall procure and maintain in full force and effect at all times during the Term of this Lease, at Tenant's cost and expense, business auto liability insurance covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000.00 per accident. All of the insurance required under this Section shall name Landlord as an additional insured thereunder. The endorsements effecting such additional insured status shall be acceptable to Landlord and shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 promulgated by the Insurance Services Office. All insurance required hereunder shall be with companies rated at A-VIII or

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better in A.M. Best's Insurance Guide. Tenant shall deliver to Landlord certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure same at Tenant's expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. Tenant shall, within twenty (20) days prior to the expiration of such policies furnish Landlord with renewals or binders, or Landlord may order such insurance and charge the cost to Tenant, which amount shall be payable by Tenant upon demand. All such policies shall be written as primary policies, not contributing with and not in excess of coverage, which Landlord may have. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises, Landlord, and Tenant as required by this Lease.

14.2. Fire and Extended Coverage. Landlord shall, at Landlord's expense, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Premises providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended peril (all-risk), and such other risks as Landlord may determine should be insured against. This policy shall be in such amount as Landlord shall determine in its sole and absolute discretion and Tenant shall not be required to maintain a policy in the amount of the full replacement value of the Premises. Tenant shall pay the amount of premium for the insurance required under this Section allocable to the Term of this Lease. Tenant shall pay such premium to Landlord within ten (10) days after receipt by Tenant of a statement of the amount due, which shall include the method of calculation of Tenant's share thereof if the insurance covers other improvements than the Premises. If the Term of this Lease does not expire concurrently with the expiration of the period covered by the insurance, Tenant's liability for premium shall be prorated on a monthly basis. Tenant shall not do or permit anything to be done in or about the Premises which will cause the cancellation of any insurance policy covering said Premises , nor shall Tenant sell or permit to be kept, used, or sold in or about said Premises any substances which may be prohibited by Landlord's policy of fire insurance. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises so that the Premises shall at all times be insurable for fire, extended coverage and the risks specified above.

14.3. Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the members, managers, officers, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control caused by fire or any of the extended coverage risks described above to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage, or is required to be insured against under this Lease. The insuring party shall, upon obtaining the policies of insurance required under this Lease, give notice to the

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insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

15.	DAMAGE OR DESTRUCTION

If any of the Premises is materially damaged or destroyed, Tenant may terminate this Lease by giving written notice of termination within thirty (30) days of the destructive event, specifying therein an effective date of the termination, which shall be not earlier than the date the notice is given. In no event will Landlord be obligated to repair or restore any damage or destruction. If the Premises are totally destroyed, or if the Premises are so damaged that the Premises are not reasonably useable by Tenant, this Lease shall automatically terminate as of the date of such total destruction or damage.

16.	CONDEMNATION

16.1. If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the Premises is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after the condemning authority shall have taken possession.

16.2. In the event this Lease is not so terminated, Landlord shall have no obligation to restore the Premises. Nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant for the taking of personal property and fixtures belonging to Tenant under the Purchase Agreement and/or for the interruption of or damage to Tenant's business and/or for Tenant's business. The entirety of any award providing compensation for the improvements located at the Premises and not belonging to Tenant (or required to remain at the Premises pursuant to the terms of the Purchase Agreement) shall belong to Landlord.

17.	ASSIGNMENT AND SUBLETTING

Tenant shall not voluntarily or by operation of law assign this Lease, sublet or otherwise allow the use by any third party of all or any part of the Premises, or otherwise transfer, mortgage, pledge, hypothecate, or encumber all or any part of Tenant's interest in this Lease or in the Premises or any part thereof (an “Assignment”), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempt to make an Assignment without such consent being first obtained shall at Landlord's election be void.

18.	DEFAULT; REMEDIES

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18.1. Defaults by Tenant. The occurrence of any of the following shall constitute a material default by Tenant:

(a)
Tenant fails to make any payment of Rent or any other sums payable by Tenant under this Lease when due, if payment in full is not received by Landlord or the appropriate third party payee within ten (10) days after written notice that it is due;

(b)	Tenant violates the restrictions on Transfer set forth in Section 17 - Assignment and Subletting;

(c)	Tenant fails to timely deliver any documents under Section 19.1 - Subordination, or Section 19.4 - Estoppel Certificate;

(d)
Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within thirty (30) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets;

(e)
Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated;

(f)	The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Tenant; or

(g)
    Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot reasonably be cured within such thirty (30)-day period, Tenant fails within such thirty (30)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute a material default immediately upon such notice to Tenant.

18.2. Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach, including terminating Tenant's right to possession by any lawful means, terminate this Lease by written notice to Tenant in which event Tenant shall immediately surrender possession of the Premises to Landlord. In the event Landlord terminates this

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Lease as a result of Tenant's material default, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Commencement Date of this Lease.

18.3. Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any payment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, without limiting any other right or remedy afforded to Landlord, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

18.4. Additional Rights of Landlord. No covenant, term, or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in a writing signed by Landlord. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by Tenant pursuant to this Lease or shall fail to perform any other act on Tenant's part to be performed under this Lease and such shall have become a material default under this Section, Landlord may upon five (5) business days' prior notice, but shall not be obligated so to do and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. All sums paid by Landlord, whether to fulfill Tenant's unfulfilled payment obligations or to perform Tenant's unfulfilled performance obligations, and all incidental costs shall be deemed Additional Rent hereunder and shall be payable to Landlord on demand.

18.5. Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant acknowledges and agrees that the liability of Landlord (which for purposes of this Section shall include the officers, directors and shareholders of any corporation or limited liability company) under this Lease shall be limited to and payable and collectible only out of Landlord's interest in the Premises and the rents, profits, condemnation awards and insurance proceeds therefrom.

19.	ADDITIONAL PROVISIONS

19.1. Subordination. At Landlord's option, this Lease and any rights of Tenant granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or

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other hypothecation or security device (collectively, “Encumbrance”) to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Tenant agrees that the holders of any such Encumbrance (in this Lease together referred to as “Mortgagee”) shall have no liability or obligation to perform any of the obligations of Landlord under this Lease. Tenant covenants and agrees to execute and deliver upon demand without charge therefor, such further instruments evidencing such subordination of this Lease to the lien of any such deeds of trust as may be required by Landlord. Any Mortgagee may elect to have this Lease and/or rights of Tenant granted hereby superior to the lien of its Encumbrance by giving written notice thereof to Tenant, whereupon this Lease and such rights of Tenant shall be deemed prior to such Encumbrance, notwithstanding the relative dates of the documentation or recordation thereof. The agreements contained in this Section 19 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Mortgagee in connection with a sale, financing or refinancing of the Premises, Tenant shall, within ten (10) business days after receipt of a written request, execute such further writings as may be reasonably required to separately document any subordination or attornment provided for herein.

19.2. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying Rent and other monetary sums due under the Lease and performing its covenants and conditions under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Term against any party lawfully claiming by through and under Landlord, subject, however, any of the aforesaid Encumbrances described in Section 19.1 above.

19.3. Attornment. In the event of foreclosure or the exercise of the power of sale under any deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided such purchaser expressly agrees in writing to be bound by the terms of this Lease.

19.4. Estoppel Certificate. Tenant shall, within ten (10) business days after receipt of a request therefor from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or Mortgagee of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant: (i) that this Lease is in full force and effect without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's Rent has been paid in advance.

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19.5. Transfer of Landlord's Interest. In the event of a sale or conveyance by Landlord of Landlord's interest in the Premises, other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided that all of Landlord's obligations hereunder are assumed in writing by the transferee.

19.6. Captions, Attachments, Defined Terms. The captions of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease. Exhibits attached hereto, and addenda and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein. The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular. Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several. If the Tenants are husband and wife, the obligations shall extend individually to their sole and separate property, as well as to their community property. The term “Landlord” shall mean only the owner or owners at the time in question of the fee title to the Premises. The obligations contained in this Lease to be performed by Landlord shall be binding upon Landlord's successors and assigns only during their respective periods of ownership.

19.7. Entire Agreement. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous written or oral agreements between and among themselves and their agents and representatives relative to leasing the Premises are merged in or revoked by this Agreement. Notwithstanding the foregoing, however, in the event of any conflict or inconsistency between the terms of this Lease and the Purchase Agreement, the contrary provisions of the Purchase Agreement shall control.

19.8. Severability. If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

19.9. Costs of Suit and/or Enforcement of Lease. If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises or the curing of any default, the losing party shall pay the successful party a reasonable sum for attorneys' fees and/or other costs of enforcement which shall be deemed to have

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accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Should Landlord, without fault on Landlord's part be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or materials furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises, and all costs and expenses, including attorneys' fees, incurred by Landlord in or in connection with such litigation.

19.10. Binding Effect; Choice of Law; Jurisdiction. The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words imposing such covenants and conditions were used in each separate section hereof; subject to any provisions hereof restricting assignment or subletting by Tenant and subject to Section 19.5 all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns. This Lease shall be governed by the laws of the State of California. The parties agree that all actions or proceedings arising out of or related to this Lease shall be tried and litigated only in the California state courts and the federal courts located in Santa Clara County, California. Tenant hereby irrevocably submits to the jurisdiction of the California state courts and the Federal District Court of the Northern District of California with respect to such actions or proceedings, and agrees that such courts constitute a proper venue for any such actions and proceedings.

19.11. Waiver. No covenant, term, or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed and any waiver of the breach of any covenant, term, or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term, or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing. Pursuit of any remedy shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law, such remedies being cumulative and non-exclusive, nor shall pursuit of any other remedy constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of Rent or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default.

19.12. Surrender of Premises. The voluntary or other surrender of Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of the

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Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies.

19.13. Holding Over. If Tenant remains in possession of all or any part of the Premises after the termination or expiration of the Term hereof or after Tenant is obligated to surrender possession of an applicable portion of the Premises pursuant to Section 2 above, without the express written consent of Landlord, such tenancy shall be a tenancy by sufferance of Landlord only and not a renewal hereof or an extension for any further term. In such case, such holding over without Landlord's consent shall be subject to every term, covenant, and agreement contained in this Lease (it being understood, however, that Tenant shall be deemed a tenant at sufferance and Landlord may take all proper legal actions necessary to evict Tenant from the Premises in accordance with California law), provided that in addition to paying expenses of the Premises pursuant to Section 4, Tenant shall also pay Rent for the Premises at the rate of One Dollar ($1.00) per square foot of the Premises per month, calculated on a per diem basis for each day of Tenant's occupancy after the termination or expiration of the term or after Tenant was obligated to surrender possession of an applicable portion of the Premises pursuant to Section 2 above and failed to do so. Acceptance by Landlord of Rent or any other sums from Tenant after such expiration or termination of this Lease or Tenant's failure to timely surrender any portion of the Premises required to be surrendered to Landlord shall not constitute a renewal of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re‑entry or any other right hereunder or at law.

19.14. Signs. Tenant shall not place or permit to be placed in, upon or about the Premises where visible from outside the Premises or any part of any building within the Premises, any signs, notices, drapes, shutters, blinds, or displays of any type without the prior written consent of Landlord, except for those in existence on the Commencement Date. Prior to the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all Tenant identification signs, including, without limitation, Tenant identification signage on any and all buildings within the Premises and on any and all monument signs located within the Premises.

19.15. Interest on Past Due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at lower of ten percent (10%) per annum or the maximum rate permitted by law from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

19.16. Recording. Tenant shall not record this Lease, and such recordation shall, at the option of Landlord, constitute a non-curable default of Tenant hereunder.

19.17. Notices. All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and served by personal delivery or sent by a nationally-recognized overnight delivery service and addressed as described in the Fundamental Lease Provisions. The notice shall be deemed served on the date of actual

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delivery. Landlord and Tenant may, from time to time and by notice, designate another address or addresses for receipt of future notices.

19.18. Security Measures. Tenant hereby acknowledges that the Rent and other sums payable to Landlord hereunder do not include the cost of guard services or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant and Tenant's agents, employees, contractors, licensees, customers, or invitees, and the property belonging to same, from acts of third parties, and indemnifies, defends and holds Landlord harmless therefrom. Tenant should install its own locks on the Premises (being certain to provide Landlord with a copy of the key(s) for emergency entry purposes).

19.19. No Construction Against Preparer. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their separate advisors believe that this Lease is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

19.20. Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 19.17 above shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

19.21. Miscellaneous. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 17 - Assignment and Subletting, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. Time is of the essence of this Lease and each and every provision hereof. This Lease

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may be executed in counterparts, each of which shall be deemed an original and together shall constitute one instrument.

19.22. Dispute Resolution. The parties agree that all disputes arising from or relating to this Lease other than an action by Landlord for unlawful detainer shall be decided by judicial reference without a jury pursuant to California Code of Civil Procedure sections 638 through 645.1. The parties intend this general reference agreement to be specifically enforceable, if necessary by motion made to the court, in accordance with sections 638 and 642. The parties agree to the appointment of a single referee located in the San Francisco Bay Area. The parties shall use their best efforts to agree promptly on the selection of the referee. If the parties are unable to agree on a referee within ten (10) calendar days of a party's written request to do so, either Landlord or Tenant may request the court to appoint a referee pursuant to Code of Civil Procedure section 640 and California Rule of Court 244.1. The referee shall hear and determine all issues in dispute, whether of fact or law, and shall issue a statement of decision pursuant to Code of Civil Procedure section 638(a) and 643(a). The hearing shall be conducted in the San Francisco Bay Area, and in accordance with the California Evidence Code. Any party desiring a stenographic record shall arrange for a court reporter to attend the hearing, at its sole cost, and provide advance notice to all other parties. Unless the parties agree otherwise, the hearing shall be completed within six months of the Court's order for reference. The court shall enter judgment on the referee's decision in accordance with Code of Civil Procedure section 644(a). The referee shall hear and determine any motion for new trial or motion to vacate the judgment. The referee shall conduct a prehearing conference to address procedural matters, arrange for the exchange of information, obtain stipulations, and attempt to narrow the issues. The parties shall submit a proposed discovery schedule to the referee at the prehearing conference. The parties may utilize all discovery methods available to litigants under the California Civil Discovery Act (Code of Civil Procedure section 2016.010 et seq.), and all means of production available under Code of Civil Procedure section 1985 et seq., including sanctions and other remedies for noncompliance with same. The exchange of expert witness information pursuant to Code of Civil Procedure section 2034.210, et seq. shall also be available to the Parties. Unless the parties agree otherwise, all discoveries shall be completed not less than two months and not more than four months after the prehearing conference. The parties agree to pay in advance, in equal shares; the referee's estimated fees and costs of the reference proceeding, as may be specified in advance by the referee. When judgment is entered the prevailing party shall be entitled to an award of costs, including reasonable attorneys' fees, experts' fees and the referee's fees.

BY INITIALING THE SPACE BELOW, EACH PARTY AGREES TO WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY FOR ANY DISPUTE ARISING FROM OR RELATING TO THIS AGREEMENT:
LANDLORD                    TENANT

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The foregoing procedure for resolution of disputes under Code of Civil Procedure section 638, et seq., shall not preclude any party from seeking provisional remedies from a court of appropriate jurisdiction prior to obtaining an order for reference

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD: Super Micro Computer, Inc., a Delaware corporation By: Name: Charles Liang Title: Chairman and CEO	TENANT: San Jose Mercury News, LLC, a California limited liability company By: Name: Title:

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Exhibit A

Description of the Premises

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Title No. 12·51056806-A-EB Locate No. CAFNT0943-0943·0051-0051056806

LEGAL DESCRIPTION
EXHIBIT "A"

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF SAN JOSE, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

Beginning at a post in the center of the Coyote Creek as the same existed in 1865 at the Southeasterly corner of that certain 110.51acre tract of land conveyed by the Commissioners of the Funded Debt of the City of San Jose, to Fanny M. Schallenberger, by Deed dated February 23, 1865 and recorded August 16, 1865 In Book U of Deeds, Page 41, Santa Clara County Records;thence along the Southeasterly boundaries of said 110.51 acre tract of land,S. 49° 38' W. 12.64 chains; thence N. 40° 22' W. 1.54 chains; thence S. 49° 38' W. 15.41 chains; thence leaving said 110.51 acre tract of land and running along the boundaries of that certain 69.29 acre tract of land conveyed by the Commissioners of the Funded Debt of the City of San Jose, to Joseph Aram, by Deed recorded In Book T of Deeds, at Page 696, Santa Clara County Records, S. 40° 22' E. 4.37 chains; thence N. 49° 38' E. 15.41 chains; thence S. 40° 22' E. 3.21 chains; and thence N. 49° 38' E. 14.75 chains to a post in the channel of the Coyote Creek as the same existed In 1865; thence down said channel N. 44° 45' W. 6.03 chains to the point of beginning, being a part of 500 Acre Lot No.37 of the former Pueblo Lands of San Jose, and being the same tract of land conveyed by The Commissioners of the Funded Debt of the City of San Jose, to Sarah M. Cool by Deed dated June 14,1865 and recorded June 14, 1865 in Book T of Deeds, Page 694, Santa Clara County Records.

Excepting therefrom all that portion thereof lying Easterly of the Westerly line of the lands and right of way of the Central Pacific Railroad Company, being a strip of land 40 feet wide, as condemned in that certain action entitled, "The Western Pacific Railroad Company, a Corporation, Plaintiff vs. Joseph Aram, P.Y. Cool, et al, Defendants" in the District Court of the State of California, in and for the County of Santa Clara, Case No. 2072.

Also excepting therefrom all that portion thereof conveyed to the State of California by Deed dated February 4, 1952 and recorded April 16, 1952 in Book 2403 of Official Records, Page 29, Santa Clara County Records, described as follows:

Commencing at the most Westerly corner of that certain Parcel of land acquired by Ethel Clare Bull, et al, through the Decree of Distribution In the Estate of Kate Mary Ann Townsend, deceased, recorded February 16,1942 in Book 1073 Page 449 of Official Records of Santa Clara County, said corner being on the property line common to the lands, now or formerly of Ethelaare Bull, et al and of Margaret E. McNaught, and being also distant N. 50° 20' 03" E. 86 feet from Engineer's Station 51+ 20.60 on the "A" line of the Department of Public Works'

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Survey for the State Freeway in Santa Clara County, between Route 68 and 0.2 mile South of Brokaw Road, Road IV-SC1-69-A; thence along said common property line 50° 20' 03" E., 12.07 feet to a line parallel with and distant 85 feet, Easterly at right angles from said "A" line; thence along said parallel line S. 9° 44' 57" E., 24.25 feet to a point on the property line common to the lands; now or formerly, of Ethel Clare Bull, et al and of Edwin Cabeca, et ux, last said point being at coordinated Y. 321,832.63 feet and X+1,592,457.70 feet; thence along last said common property line N. 39° 35' 57" W., 21.01feet to the point of commencement.

Also excepting therefrom that portion lying within Ridder Park drive, as described in the Deed to City of San Jose, recorded December 30, 1965 as Instrument No. 2984699.

APN: 237-05-036

PARCEL 2:

A non-exclusive easement for Ingress and egress over the existing driveway traversing the remaining lands of the grantors herein from the Northeasterly line of the lands and right of way of the Western Padfie Railroad Company, in a Northeasterly direction to the Schallenberger Road.

PARCEL 3:

Beginning at an iron pipe set at the point of intersection of the Northwesterly line of the right of way of the Southern Pacific Company with the Northwesterly line of that certain parcel of land described in the Deed from Clarence J. Johnson,et ux, to O. C. Easter Dated August 23, 1956 and Recorded August 24, 1956 in Book 3588 of Official Records, Page 445; thence along the Northwesterly line of said Easter parcel of land, S. 63° 38' 40" W. 201.49 feet and S. 49° 21' 10" W. 798.77 feet to an iron pipe set at a Northwesterly corner thereof; thence N. 40° 34' W. 306.23 feet to an iron pipe; thence N. 49° 21' 10" E. 1014.08 feet to an iron pipe; thence S. 40° 32' 05" E. 210.24 feet to an iron pipe; thence N.49° 14' 15" E. 90.19 feet to an iron pipe set on the Northwesterly line of said Southern Pacific Company right of way; thence along said Northwesterly line S. 03° 34' E.182.89 feet to the Point of Beginning and being shown and delineated as a 7.381acre parcel of land upon that certain Survey Map filed for Record In the Office of the Recorder of the County of Santa Clara, State of California on March 7, 1957 in Book 79 of Maps, at Page 7.

APN: 237-05-016

PARCEL 4:

A portion of that 37.078 acre parcel of land shown on the Record of Survey recorded in Book 150 of Maps at Page 25, Santa Clara County Records, and more particularly described as follows:

Commencing at the most Southerly corner of said 37.078 acre parcel; thence North 49° 31' 10" East, 79.66 feet along the Southerly line of said 37.078 acre parcel to a point In the Easterly

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line of that parcel of land granted to the City of San Jose for Street purposes by a Deed recorded in Book 7404, Page 594,said Easterly line being parallel with and offset Easterly from the Easterly line of the State freeway as established by the Deed to the State of California recorded February 15, 1952 in Book 2617 of Official Records, Page 306; (170 feet wide), the True Point of Beginning;

Thence along the Easterly, Southerly and Westerly lines of said parcel granted to the City, the following seven courses:

1. North 10° 30' 11" West, 709.43 feet to the beginning of a curve to the right;
2. Northerly along said curve, having a radius of 40.00 feet, through a central angle of 60° 03' 17", an arc length of 41.93 feet;
3. North 49° 33' 06" East, 1031.90 feet to the beginning of a curve to the right;
4. Easterly along said curve, having a radius of 30.00 feet, through a central angle of 85° 00' 39", an arc length of 44.51feet;
5. South 45° 26' 15" East, 373.81feet to the beginning of a curve to the left;
6. Southerly along said curve, having a radius of 1000.00 feet, through a central angle of 04° 25' 38", an arc length of 77.27 feet;
7. South 49° 51' 53" East,12.00 feet to the Westerly line of a strip of land 40 feet wide, the "right of way of the Central Pacific Railroad Company'', as described in the judgment entered in District Court case 2072;

Thence South 03° 21' 23" East, 306.06 feet along said Westerly line to the Southerly line of said 37.078 acre parcel; Thence along said Southerly line,the following three courses:

1. Thence South 49° 14' 11" West, 392.75 feet;
2. Thence North 40° 28' SO" West, 100.32 feet;
3. Thence South 49° 31' 10" West, 917.34 feet to the True Point of Beginning.

Being the same property shown In the Lot Line Adjustment Permit by the City of San Jose, Recorded October 06,1999 as Instrument No. 15009255.

APN: 237-05-039

CLTA Preliminary Report Form- Modified (11/17/06)

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EXHIBIT B

FLOOR PLAN OR MAP SHOWING PAPER WAREHOUSE, MAIL ROOM, PRESS ROOM AND OFFICES

[to be attached]

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EXHIBIT C
FORM OF DEED

Recording requested by and
when recorded mail document and tax statements to:

Charles Liang, CEO
Super Micro Computer, Inc.
980 Rock Avenue,
San Jose, CA 95131

THIS SPACE ABOVE FOR RECORDER'S USE
The undersigned grantor or its agent declares:

County Documentary Transfer Tax and City of
San Jose Conveyance Tax is shown on a separate
sheet attached to this deed and is not part of the
public record

_______________________________________
(Signature of grantor or agent above)

GRANT DEED
FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged

SAN JOSE MERCURY-NEWS, LLC, a California limited liability company ("Grantor")

hereby grants to

SUPER MICRO COMPUTER, Inc., a Delaware corporation (“Grantee”)

that certain real property in the City of San Jose, County of Santa Clara, State of California, legally described as follows:

See Exhibit 1 attached hereto and incorporated herein by this reference. This conveyance is made subject to the title matters identified on Exhibit 2 attached hereto.
GRANTOR:                    SAN JOSE MERCURY-NEWS, LLC
                        a California limited liability company

Date
                        By
                        Its
Mail Tax Statements To: Same as above

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[Attach legal description as Exhibit 1, list of Permitted Exceptions as Exhibit 2 and notarial acknowledgement]

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DO NOT RECORD
FILOR REQUESTS
DO NOT RECORD STAMP VALUE

DECLARATION OF TAX DUE: SEPARATE PAPER:
(Revenue and Taxation Code 11932-11933)
NOTE: This Declaration is not a public record
DOCUMENT # ________________________
Property located in:
[ ]    Unincorporated
[ X ]    City of San Jose
APNs:    237-05-016, 237-05-036 and 237-05-039
DOCUMENTARY TRANSFER TAX    $___________________________________
[ X ]    Computed on full value
[ ]    Computed on full value less liens or encumbrances
remaining at the time of conveyance
CITY CONVEYANCE TAX    $___________________________________
I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

__________________        ____________________________________
Date                    Signature
____________________________________
Print Name
____________________________________
For (Firm Name)

DO NOT RECORD

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EXHIBIT D
FORM OF FIRPTA AFFIDAVIT
CERTIFICATE REGARDING FOREIGN INVESTMENT
IN REAL PROPERTY TAX ACT
Section 1445 of the Internal Revenue Code provides that a transferee (Buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (Buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by SAN JOSE MERCURY-NEWS, LLC, a California limited liability company ("Transferor"). Transferor hereby certifies:
1.Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).
2.Transferor's Federal Employer Identification Number is:

3.	Transferor's office address is: 750 Ridder Park Drive San Jose, CA 95190 Attn: General Counsel
4.The address or description of the property which is the subject matter of the disposition is described in Exhibit 1 attached hereto.
5.Transferor is not a disregarded entity as defined in Section 1.445-2(b)(2)(iii). Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

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Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so.
SAN JOSE MERCURY-NEWS, LLC,
                        a California limited liability company

Date
                        By
Its

9/12/2013 12:02 PM

EXHIBIT E

ASSIGNMENT OF WARRANTIES, SERVICE CONTRACTS
AND INTANGIBLE PROPERTY
THIS ASSIGNMENT OF WARRANTIES, SERVICE CONTRACTS AND INTANGIBLE PROPERTY (“Assignment”) dated as of ____________________, 2013, is entered into by and between San Jose Mercury-News, LLC, a California limited liability company (“Assignor”) and Super Micro Computer, Inc., a Delaware corporation (“Assignee”).
RECITALS
A.    Assignor is the owner of certain improved real property located at 750 Ridder Park Drive and 1611 Schallenberger Road in San Jose, California (the “Property”).
B.    Assignee is acquiring the Property from Assignor subject to a certain Purchase and Sale Agreement dated as of August ___, 2013, by and between Assignor, as seller, and Assignee, as buyer (the “Purchase Agreement”).
C.    Assignor desires (concurrently with its transfer and conveyance of the Property to Assignee) to assign and transfer to Assignee Assignor’s right title and interest in and to the following (collectively, the “Assigned Property”):
(i)    those certain warranties and guarantees (collectively, “Warranties”) affecting or applicable to the Property, or portion thereof, if any, including, without limitation, those warranties and guaranties more particularly described on Schedule 1 attached hereto;
(ii)    those certain management, equipment, security, service, maintenance, and other contracts (collectively, “Service Contracts”) more particularly described in Schedule 2 attached hereto;
(iii)    any and all indemnities, claims, licenses, plans, drawings, specifications, surveys, reports and engineering applicable to the Property, or portion thereof; and
(iv)    any Intangible Property, as defined in the Purchase Agreement, owned by Assignor in connection with the Property described in the Purchase Agreement.
NOW, THEREFORE, it is hereby agreed as follows:

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1.    As of the date escrow closes under the Purchase Agreement (the “Conveyance Date”), Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Assigned Property referred to above.

2.    Assignor shall defend, indemnify, and hold Assignee harmless from any and all claims, damages, losses, liabilities, actions, causes of action, costs and expenses (including, without limitation, attorneys’ fees and costs of suit) arising out of or in connection with a breach by Assignor or any act or omission of Assignor with respect to the Service Contracts occurring prior to the Conveyance Date. Assignee shall defend, indemnify and hold Assignor harmless from any and all claims, damages, losses, liabilities, actions, causes of action, costs and expenses (including, without limitation, attorneys’ fees and costs of suit) arising out of or in connection with a breach by Assignee or any act or omission of Assignee with respect to the Service Contracts after the Conveyance Date.
3.    This Assignment may be executed in counterparts, each of which shall be an original, but all of which shall constitute one instrument.
4.    In the event of any action or suit between the parties in connection with this Assignment, the prevailing party in such action or suit shall be entitled to have and recover from the other party all reasonable costs and expenses of suit, including reasonable attorneys’ fees.

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the first written above, to be effective as of the Conveyance Date.
“ASSIGNOR”

SAN JOSE MERCURY-NEWS, LLC,
a California limited liability company

By:    ________________________
Name:    ________________________
Its:    _______________________
“ASSIGNEE”

SUPER MICRO COMPUTER, INC.,
a California corporation

By:    _________________________
Name:    _________________________
Its:    _________________________

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SCHEDULE 1 TO WARRANTIES, SERVICE CONTRACTS
AND INTANGIBLE PROPERTY

WARRANTIES AND GUARANTEES
[To be attached]

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SCHEDULE 2 TO WARRANTIES, SERVICE CONTRACTS,
AND INTANGIBLE PROPERTY

LIST OF SERVICE CONTRACTS
[To be attached]

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EXHIBIT F
ASSIGNMENT AND ASSUMPTION OF CELL TOWER LEASE
THIS ASSIGNMENT AND ASSUMPTION OF CELL TOWER LEASE (“Assignment”) dated as of ____________________, 2013, is by and between San Jose Mercury-News, LLC, a California limited liability company (“Assignor”) and Super Micro Computer, Inc., a California corporation (“Assignee”).
RECITALS
A.    Assignor is the owner of certain improved real property located at 750 Ridder Park Drive and 1611 Schallenberger Road in San Jose, California (the “Property”).
B.    The Property is currently subject to that certain Communications Site Lease Agreement dated May 8, 1996, by and between Assignor (as successor in interest to San Jose Mercury News, Inc.), as Lessor, and T-Mobile (as successor in interest to Pacific Bell Mobile Services), as Lessee (the “Cell Tower Lease”).
C.    Assignee is acquiring the Property from Assignor subject to a certain Purchase and Sale Agreement dated as of August __, 2013, by and between Assignor, as seller, and Assignee, as buyer (the “Purchase Agreement”).
D.    Assignor desires (concurrently with its transfer and conveyance of the Property to Assignee) to assign and transfer to Assignee Assignor’s interest, as lessor, under the Cell Tower Lease and Assignee desires to acquire from Assignor the interest of Assignor, as lessor, under the Cell Tower Lease and to assume all of the obligations of Assignor as lessor under the Cell Tower Lease accruing from and after the close of escrow under the Purchase Agreement (the “Conveyance Date”).
NOW, THEREFORE, it is hereby agreed as follows:
1.    As of the Conveyance Date, Assignor does hereby assign, transfer and convey to Assignee all of Assignor’s right, title and interest as lessor under the Cell Tower Lease. Assignee hereby accepts the foregoing assignment, transfer and conveyance of Assignor’s interest as lessor under the Cell Tower Lease, and hereby assumes all of the obligations of Assignor as lessor under the Cell Tower Lease accruing from and after the Conveyance Date.
2.    Assignor shall indemnify, defend and hold Assignee harmless from and against any and all claims, damages, losses, liabilities, actions, causes of action, costs and expenses (including, without limitation, attorneys’ fees and costs of suit) arising out of or in any way

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connected with a breach or default of lessor under the Cell Tower Lease which shall accrue or occur prior to the Conveyance Date. Assignee shall indemnify, defend and hold Assignor harmless from and against any and all claims, damages, losses, liabilities, actions, causes of action, costs and expenses (including, without limitation, attorneys’ fees and costs of suit) arising out of or in any way connected with a breach or default of lessor under the Cell Tower Lease which shall accrue on or after the Conveyance Date.
3.    This Assignment may be executed in counterparts, each of which shall be an original, but all of which shall constitute one instrument.
4.    In the event of any action or suit between the parties in connection with this Assignment, the prevailing party in such action or suit shall be entitled to have and recover from the other party all reasonable costs and expenses of suit, including reasonable attorneys’ fees.
IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first written above, to be effective as of the Conveyance Date.

“ASSIGNOR”

SAN JOSE MERCURY-NEWS, LLC,
a California limited liability company

By:    ________________________
Name:    ________________________
Its:    _______________________

“ASSIGNEE”

SUPER MICRO COMPUTER, INC.,
a California corporation

By:    _________________________
Name:    _________________________
Its:    _________________________

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EXHIBIT G
NOTICE TO CELL TOWER TENANT
_____________, 2013
To:    T-Mobile
___________________________
San Jose, CA ________
Re:    Notice of Lease Assignment

Lease:    Communications Site Lease Agreement dated May 8, 1996, by and between San
Jose Mercury-News, LLC (successor in interest to San Jose Mercury News), as Lessor, and T-Mobile __________________ (successor in interest to Pacific Bell Mobile Services), as Lessee, with respect to the Property identified immediately below

Property: Improved real property located at 750 Ridder Park Drive and 1611
Schallenberger Road in San Jose, California
Ladies and Gentlemen:
Please be advised that effective _________________, 2013, San Jose Mercury-News, LLC, a California limited liability company (“Seller”) sold the above-referenced Property to Super Micro Computer, Inc., a Delaware corporation (“Buyer”) and, concurrently therewith, Seller assigned all of its right, title and interest in and under the above-referenced Lease to Buyer. Until further notice delivered to you by Buyer, all future rental and other payments under your lease should be made payable to Buyer and sent to the following address:
Super Micro Computer, Inc.
980 Rock Avenue
San Jose, California 95131
Attn: __________________

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Any questions regarding management of the Property should be addressed to
Super Micro Computer, Inc.
980 Rock Avenue
San Jose, California 95131
Attn: __________________
Very truly yours,
San Jose Mercury-News, LLC
By:    ________________________
Its:    ________________________

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EXHIBIT H
BILL OF SALE
THIS BILL OF SALE (“Bill of Sale”) is made this ________ day of _____________, 2013, by San Jose Mercury-News, LLC, a California limited liability company (“Seller”), in favor of Super Micro Computer, Inc., a Delaware corporation (“Buyer”).
W I T N E S E T H:
WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of ________ ___, 2013 (the “Purchase Agreement”) with respect to the sale of certain Property identified therein. (Any capitalized term used, but not otherwise defined herein, shall have the meaning set forth in the Purchase Agreement)
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer, effective as of the Close of Escrow under the Agreement, all of Seller’s right, title and interest in the Equipment referred to in Section 1(iv) of the Agreement (the “Equipment”), without representation or warranty of any kind whatsoever except as set forth in and subject to the terms of the Purchase Agreement and except that Seller represents and warrants to Buyer that Seller is the sole owner of the Equipment and such Equipment is free and clear of all liens or encumbrances. The Equipment is more particularly described on Attachment 1 attached to this Bill of Sale.
This Bill of Sale shall be binding upon and inure to the benefit of the successors and permitted assigns of Buyer and Seller.
This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.
IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale as of the day and year first written above.
SAN JOSE MERCURY-NEW, LLC,
a California limited liability company

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

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ATTACHMENT 1 TO BILL OF SALE

1.	one hydraulic waste compactor and bin located at the northern-most area of the dock

2.	one McGraw Edison Onan 250 Gen Set, Model No.: 250.ODFM-17R/270M; Serial Number H840722313)

3.	UPS system and battery backups (Mitsubishi 9800 A Series UPS with battery backup) located in 3rd Floor UPS Room

4.	PDU-1 and PDU-2 Liebert units in server or computer room on 2nd Floor of Building

5.	fire alarm system (Fire Alarm Control Panel Room – 2nd Floor of Building)

6.	fire extinguishers

7.	all non-equipment voice, data and network cabling (it being understood and agreed that Seller will not cut or sever any wires or cables when it disconnects the cabling from Seller’s servers)

8.	one shrink wrap machine in packaging warehouse portion of the Real Property

9.	Two (2) large 2 X Caterpillar 3 phase 4 wire 480V/1875KVA/1500 KW diesel engine generators and connected equipment and fuel tanks;

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EXHIBIT I
HOLDBACK ESCROW AGREEMENT

_________________, 2013

Fidelity National Title Company (the “Title Company”)
2099 Gateway Place, Suite 100
San Jose, CA 95110
Attn: Melissa Tousley

Re:    Escrow Number _______________ ("Escrow")
San Jose Mercury-News, LLC/Super Micro Computer, Inc.
Dear Ms. Tousley:
You will receive in this escrow funds representing the purchase price payable by Super Micro Computer, Inc. (“Buyer”) to San Jose Mercury-News, LLC (“Seller”) in connection with the sale of Seller’s improved real property, consisting of approximately thirty-five 35.68) acres, located at 750 Ridder Park Drive and 1611 Schallenberger Road, San Jose, California, commonly referred to as Assessor’s Parcel Numbers 237-05-016, 237-05-036 and 237-05-039, more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”). Such sale shall be consummated pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated August___, 2013, as the same may be amended, by and between Seller and Buyer (the “Purchase Agreement”). You are hereby instructed to hold in this escrow from the Purchase Price otherwise payable to Seller, funds in the amount of One Hundred Thousand Dollars ($100,000) (the “Holdback Funds”). Such Holdback Funds shall be governed by this Holdback Escrow Agreement.
Pursuant to the terms of the Purchase Agreement, Seller has agreed to be responsible, at its sole cost and expense, for the characterization, delineation, correction and remediation (and removal if recommended by Versar or required by any applicable governmental authority, if applicable) of the conditions described in the Subsurface Materials (defined in Section 7.2.1 of the Purchase Agreement) in compliance with all applicable federal, state and local laws, ordinances, rules and regulations, and also for obtaining a No Further Action (“NFA”) letter with respect to such conditions. Seller shall make good faith and diligent efforts to complete this work and to obtain such NFA letter by the end of the term of Seller’s leaseback of the Property. The Holdback Funds shall security

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for the performance of Seller’s obligations under this Holdback Escrow Agreement. Upon the completion of these obligations and payment to Buyer of such portions of the Holdback Funds to which Buyer is entitled pursuant to the terms below, any remaining Holdback Funds then held in escrow shall be released to Seller.

The Holdback Funds shall (i) cover claims, damages, liens, judgments, injuries, penalties, demands, obligations, actions, causes of action, costs, liabilities, losses, and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Claims and Damages”) incurred or suffered by Buyer as a result of any claims made or actions brought or taken against Buyer or any Buyer Related Parties (as defined in Section 8.2.4 of the Purchase Agreement) by any governmental authority or neighboring or adjacent property owner in connection with the presence of any and all Hazardous Materials referred to in the Subsurface Materials and/or the migration of such Hazardous Materials referred to in the Subsurface Materials onto, in or under any neighboring or adjacent property or properties and/or (ii) cover the costs, if any, incurred by Buyer following the expiration or earlier termination of Seller’s leaseback of the Property, in cleaning up or remediating any Hazardous Materials referred to in the Subsurface Materials. In the event (x) Buyer suffers or incurs any Claims and Damages as a result of any claims made or actions brought or taken against Buyer or any Buyer Related Parties by any governmental authority or neighboring or adjacent property owner in connection with the presence of any and all Hazardous Materials referred to in the Subsurface Materials and/or the migration of such Hazardous Materials referred to in the Subsurface Materials onto, in or under any neighboring or adjacent property or properties, or (y) Seller fails, prior to the expiration or earlier termination of the term of Seller’s leaseback of the Property, to correct and remediate all of the conditions described in the Subsurface Materials (defined in Section 7.2.1 of the Purchase Agreement) in compliance with all applicable federal, state and local laws, ordinances, rules and regulations and/or to obtain a NFA letter with respect to such conditions, then Buyer shall be entitled, upon delivery of escrow instructions from Buyer to the Title Company to request and withdraw monies from the Holdback Funds to cover the actual, third party costs and expenses paid or incurred by Buyer to satisfy or partially satisfy such Claims and Damages and/or to cover costs incurred by Buyer following the expiration or earlier termination of the term of Seller’s leaseback of the Property in cleaning up or remediating any Hazardous Materials referred to in the Subsurface Materials and/or in obtaining the NFA letter referred to above. The Holdback Funds requested by Buyer shall be released by the Title Company and transferred to the Buyer when the Buyer delivers to Title Company, with a copy to Seller, written notice of such Claims and Damages that Buyer has suffered or incurred and/or notice of such costs and expenses paid or incurred by Buyer following the expiration or earlier termination of Seller’s leaseback of

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the Property in cleaning up or remediating any Hazardous Materials referred to in the Subsurface Materials or in obtaining the NFA letter referred to above, along with evidence of the actual, third party costs or expenses paid or incurred by Buyer to satisfy or partially satisfy such Claims and Damages or to pay such clean up and remediation costs or to obtain such NFA letter referred to above. In the event Buyer incurs any costs to satisfy any Claims and Damages and/or any clean up or remediation costs as provided above and/or costs to obtain the NFA letter in the aggregate in excess of the amount of Holdback Funds released to Buyer pursuant to the terms and conditions above, then Seller shall remain liable to Buyer for payment of such excess amount. If Buyer requests in a writing to the Title Company (with a copy to Seller) that the Title Company pay any portion of the Holdback Funds to Buyer pursuant to the terms above, then, at the expiration of five (5) days following date the Title Company and Seller receives Buyer’s written disbursement request, the Title Company shall pay to Buyer such portion of the Holdback Funds as Buyer has requested be disbursed to it unless, within such five (5) day period, Seller notifies the Title Company and Buyer in writing that Seller objects to the disbursement to Buyer of such applicable portion of the Holdback Funds requested by Buyer . If Seller timely delivers such objection to the Title Company and Buyer, then the Title Company either shall (i) interplead the remaining Holdback Funds held by the Title Company or (ii) continue to hold such portion of the Holdback Funds requested by Buyer and objected to by Seller in escrow pending a resolution of the dispute between Buyer and Seller concerning such portion of the Holdback Funds requested by Buyer.
Upon completion by Seller of the correction and remediation of the conditions described in the Subsurface Materials (defined in Section 7.2.1 of the Purchase Agreement) in compliance with all applicable federal, state and local laws, ordinances, rules and regulations and after obtaining a NFA letter with respect to such conditions, Seller may request in a writing to the Title Company (with a copy to Buyer) that the Title Company disburse to Seller, at the expiration of five (5) days following date the Title Company and Buyer receives Seller’s written disbursement request, any and all monies remaining in the Holdback Funds and such remaining portion of the Holdback Funds shall be disbursed by the Title Company to Seller unless, within such five (5) day period, Buyer notifies the Title Company and Seller in writing that Buyer objects to the disbursement to Seller of such remaining portion of the Holdback Funds . If Buyer timely delivers such objection to the Title Company and Seller, then the Title Company either shall (i) interplead the remaining Holdback Funds held by the Title Company or (ii) continue to hold such portion of the Holdback Funds requested by Seller and objected to by Buyer in escrow pending a resolution of the dispute between Buyer and Seller concerning the remaining portion of the Holdback Funds requested by Seller.

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The Title Company shall not be bound in any way by any other separate agreement or contract between Seller and Buyer with respect to the subject matter of these instructions whether or not it may have knowledge of the same. Seller and Buyer acknowledge and agree that the rights of the parties to the Holdback Funds, for so long as the Holdback Funds are held by the Title Company, shall be solely as set forth in this Holdback Escrow Agreement and these instructions.
Seller and Buyer agree to execute and deliver to you such reasonable supplemental escrow instructions as you may require in connection with the Holdback Funds and long as such supplemental escrow instructions do not conflict with the provisions of this Holdback Escrow Agreement. Any escrow fees incurred in connection with the Holdback Funds shall be paid by Seller and Buyer in equal shares.
Any disbursements of the Holdback Funds to be made to Buyer pursuant to the terms hereof shall be made to such person and at such address as Buyer shall designate in separate instructions. Except as provided in the immediately preceding sentence, these instructions and this Holdback Escrow Agreement shall not be altered or modified without the prior written consent of Seller and Buyer (or its successor or assign).
In consideration of acceptance by the Title Company of these instructions and this appointment as escrow holder, Seller and Buyer agree that the Title Company shall not be liable for any act taken in accordance with these instructions and any subsequent instructions provided for herein. Seller and Buyer each agree to reimburse the Title Company for one-half (1/2) of any reasonable expenses incurred by reason of the Title Company’s performance in accordance with these instructions. The Title Company is under no obligation to make an independent investigation of the facts and circumstances underlying any certifications or subsequent instructions given pursuant to these instructions.
Please indicate below on the enclosed copy of this letter your acceptance of these instructions and agreement to act in accordance with the same, and return a signed copy to the undersigned.
Very truly yours,
SELLER:
SAN JOSE MERCURY-NEWS, LLC,
a California limited liability company

By:    ____________________________
Name:    ____________________________

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Title:    ____________________________
BUYER:
SUPER MICRO COMPUTER, INC.,
a Delaware limited liability company

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

The undersigned hereby acknowledges receipt of the foregoing instructions and agrees to act in accordance with the terms and conditions contained herein.
FIDELITY NATIONAL TITLE COMPANY
By:    ________________________
Its:    ________________________
Dated:    ________________________

EXHIBIT A TO HOLDBACK ESCROW AGREEMENT
Legal Description
[to be attached]

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